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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 25, 2019

Dear Stockholder:

              On behalf of the Board of Directors and management of First Hawaiian, Inc., I am pleased to invite you to the 2019 Annual Meeting of Stockholders. The Annual Meeting will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii 96813, on Wednesday, April 24, 2019 at 8:00 a.m., local time.

              The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to questions from stockholders.

              Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

              Thank you for your continued support of First Hawaiian.

Sincerely,

Robert S. Harrison
Chairman and Chief Executive Officer

FIRST HAWAIIAN, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, APRIL 24, 2019

              NOTICE HEREBY IS GIVEN that the 2019 Annual Meeting of Stockholders of First Hawaiian, Inc. (the "Company") will be held at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii 96813, on Wednesday, April 24, 2019, at 8:00 a.m., local time, for the purpose of considering and voting upon:

  1.
  The election to our Board of Directors of the seven directors named in the attached Proxy Statement to serve until the 2020 Annual Meeting of Stockholders;

  2.
  The ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2019;

  3.
  An advisory vote on the compensation of our named executive officers as disclosed in the attached Proxy Statement; and

  4.
  Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

              The Board of Directors has fixed the close of business on March 4, 2019 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

              A list of stockholders entitled to vote at the 2019 Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices at 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813 during the ten days prior to the meeting, during ordinary business hours, and at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii 96813 during the meeting.

              If you hold your shares of common stock through a broker or nominee and you plan to attend the 2019 Annual Meeting, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 4, 2019.

              WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL.

By order of the Board of Directors,

Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

Honolulu, Hawaii
March 25, 2019

i

This Proxy Statement includes forward-looking statements. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect the Company's future results and financial condition, see "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

ii

FIRST HAWAIIAN, INC.
999 Bishop Street, 29th Floor
Honolulu, Hawaii 96813

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 24, 2019

              These proxy materials are furnished in connection with the solicitation by the board of directors (the "Board" or our "Board") of First Hawaiian, Inc. ("First Hawaiian" or the "Company"), a Delaware corporation, of proxies to be voted at the 2019 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting (the "Annual Meeting"). This proxy statement (this "Proxy Statement"), together with the Notice of Annual Meeting and proxy card, is first being mailed to stockholders on or about March 25, 2019.

              The Company completed the initial public offering (the "IPO") of shares of its common stock, par value $0.01 per share (our "common stock"), in August 2016 and is a publicly traded bank holding company with its shares listed on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "FHB." Following the completion of a secondary offering of the Company's common stock on February 1, 2019, BNP Paribas ("BNPP"), which had owned 100% of the Company's common stock prior to the IPO, has fully exited its stake in our common stock. The Company owns 100% of the outstanding common stock of First Hawaiian Bank ("FHB" or the "Bank").

              When used in this Proxy Statement, the terms "First Hawaiian," "FHI," "we," "our," "us" and the "Company" refer to First Hawaiian, Inc., a Delaware corporation, and its consolidated subsidiaries, which include only First Hawaiian Bank and its subsidiaries, and the term "fiscal year" refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2018 refers to the 12-month period ended December 31, 2018).

ABOUT THE MEETING

Why am I receiving these materials?

              We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of First Hawaiian, Inc., of proxies to be voted at the Annual Meeting. You are receiving this Proxy Statement because you were a First Hawaiian, Inc. stockholder as of the close of business on March 4, 2019, the record date for the Annual Meeting. This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.

When and where is the Annual Meeting?

              The Annual Meeting will be held on Wednesday, April 24, 2019 at 8:00 a.m., local time, at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii 96813.

What matters will be submitted to stockholders at the Annual Meeting?

              At the Annual Meeting, you will be asked to vote on each of the following matters:

Proposal 1:	To elect the seven nominees named in this Proxy Statement to the Board of Directors;
Proposal 2:	To ratify the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2019; and
Proposal 3:	To adopt an advisory (non-binding) resolution to approve the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement.

Who may vote at the Annual Meeting?

              Only record holders of our common stock as of the close of business on March 4, 2019 (the "Record Date"), will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding 134,874,302 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.

How are votes counted and what is the required vote for each proposal?

              As of March 4, 2019, the Record Date, there were 134,874,302 shares of our common stock outstanding, each of which entitles the holder to one vote for each matter to be voted upon at our Annual Meeting.

              Shares of capital stock of the Company (i) belonging to the Company or (ii) held by another corporation if the Company owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation, are not counted in determining the total number of outstanding shares and will not be voted. Notwithstanding the foregoing, shares held by the Company in a fiduciary capacity are counted in determining the total number of outstanding shares at any given time and may be voted.

    Proposal 1: Election of Directors

              A plurality of the votes cast for their election is required for the election of each of the seven nominees for director. This means that the seven nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Abstentions, votes to withhold and broker non-votes will not be counted for purposes of this proposal and will not affect the result of the vote.

    Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

              The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

    Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers

              The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 is required for the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. The results of the vote on the proposal are not binding on the Board of Directors. Abstentions will not be included in the total votes cast and will not affect the results.

What are the Board's recommendations as to how I should vote on each proposal?

              The Board recommends a vote:

  •
  "FOR" the election of each of the seven director nominees named in this Proxy Statement;

  •
  "FOR" the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2019; and

  •
  "FOR" the resolution approving the compensation of the Company's named executive officers as disclosed in this Proxy Statement.

How do I submit my vote?

              If you are a stockholder of record, you can vote by:

  •
  attending the Annual Meeting and voting by ballot;

  •
  signing, dating and mailing in your proxy card;

  •
  using your telephone, according to the instructions on your proxy card; or

  •
  visiting http://www.voteproxy.com and then following the instructions on the screen.

What do I do if I hold my shares through a broker, bank or other nominee?

              If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

What constitutes a quorum?

              The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked "abstain" or "withhold," or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker non-votes"), those shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.

How do I attend the Annual Meeting and vote in person, and what do I need to bring?

              All stockholders who attend the Annual Meeting in person will be asked to check in at the registration desk prior to admittance to the meeting. Stockholders who own Company stock through a broker, or other nominee, will need to bring either a copy of the voting instruction card provided by the stockholder's broker or nominee or a copy of his or her brokerage statement as proof of ownership, along with photo identification. No cameras or recording equipment will be permitted in the Annual Meeting, and all cell phones must be turned off. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and turn it in with a signed ballot that will be provided to you at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?

              Yes. If you are a stockholder of record, you may change your vote by:

  •
  voting in person by ballot at the Annual Meeting;

  •
  returning a later-dated proxy card;

  •
  entering a new vote by telephone or on the Internet; or

  •
  delivering written notice of revocation to the Company's Secretary by mail at 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813.

Who will count the votes?

              A representative of our Transfer Agent, American Stock Transfer & Trust Company, LLC, will act as inspector of election at the Annual Meeting and will count the votes.

Will my vote be kept confidential?

              Yes. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are available only to the Company and its inspectors, who are required to acknowledge their obligation to keep your votes confidential.

Who pays to prepare, mail and solicit the proxies?

              The Company pays all of the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. In addition to soliciting proxies through the mail by means of this Proxy Statement, we may solicit proxies through our directors, officers and employees in person and by telephone, facsimile or email. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, email or personal contact by its directors, officers and employees, the Company has retained the services of D. F. King & Co., Inc., 40 Wall Street, New York, NY 10005 to solicit proxies for a fee of $7,500 plus expenses.

How will my shares be voted if I sign, date and return my proxy card?

              If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:

  •
  "FOR" the election of each of the seven director nominees named in this Proxy Statement;

  •
  "FOR" the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2019; and

  •
  "FOR" the resolution approving the compensation of the Company's named executive officers as disclosed in this Proxy Statement.

              With respect to any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting, that is submitted to a vote of the stockholders, including whether or not to adjourn the Annual Meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.

How will broker non-votes be treated?

              A broker non-vote occurs when a broker who holds its customer's shares in street name submits proxies for such shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on "routine" matters only, but not on other matters. Shares for which brokers have not received instructions from their customers will only be permitted to vote on the following proposal:

  •
  The ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2019.

              Shares for which brokers have not received instructions from their customers will not be permitted to vote on the following proposals:

  •
  To elect the seven director nominees named in this Proxy Statement.

  •
  To approve, on advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

What if other matters come up during the Annual Meeting?

              If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card will vote the proxies held by them in accordance with their best judgment. First Hawaiian is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.

Your vote is important.

              Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Stockholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on Wednesday, April 24, 2019:
This Proxy Statement, Our 2018 Annual Report to Stockholders and Our Annual Report on
Form 10-K for the Year Ended December 31, 2018 Are Available Free of Charge at:
http://proxy.fhb.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board of Directors

              Our Board currently has seven members, consisting of our Chief Executive Officer (who also serves as chairman of the Board) and six other directors who are "independent" under the listing standards of NASDAQ. The terms of office of all seven directors expire at the Annual Meeting.

              Our Amended and Restated Bylaws provide that the Board will consist of no less than five directors. Pursuant to our Amended and Restated Certificate of Incorporation, the number of directors constituting our Board will be fixed from time to time by resolution of the Board.

              On March 11, 2019, the Board approved the reduction of the size of the Board from nine directors to seven directors. As a result, at the Annual Meeting, you will be asked to elect seven individuals to serve on the Board. The Board has nominated all seven current members of the Board for re-election as directors at the Annual Meeting, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2020.

Nominees for Election as Directors at the 2019 Annual Meeting

              The Corporate Governance and Nominating Committee of the Board seeks candidates for nomination to the Board who are qualified to be directors consistent with the Company's corporate governance guidelines, as described below under the section entitled "Board of Directors, Committees and Governance—Corporate Governance Guidelines and Code of Conduct and Ethics." In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors. Those factors include: whether the individual meets various independence requirements; the individual's general understanding of the varied disciplines relevant to the success of a publicly traded company in today's business environment; understanding of the Company's business and markets; professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate the Company's success and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-nomination, the Corporate Governance and Nominating Committee also considers the director's attendance at, participation in and contributions to Board and committee activities.

              The following table sets forth certain information regarding the director nominees standing for re-election at the Annual Meeting. Additional biographical information on each of the nominees is included below under the section entitled "Directors and Executive Officers."

Director Name	Age	Director Since	Principal Occupation

Robert S. Harrison	58	2016	Chairman and Chief Executive Officer of First Hawaiian

Matthew J. Cox*	57	2016	Chairman of the Board and Chief Executive Officer of Matson, Inc.

W. Allen Doane*	71	2016	Retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc.

Faye W. Kurren*	68	2018	Retired President and Chief Executive Officer of Hawaii Dental Service

Allen B. Uyeda*	69	2016	Retired Chief Executive Officer of First Insurance Company of Hawaii

Jenai S. Wall*	60	2018	Chairman and Chief Executive Officer of Foodland Super Market, Ltd.

C. Scott Wo*	53	2018	Owner/Executive of C.S. Wo & Sons, Ltd., Partner/Manager of Kunia Country Farms and an Adjunct Professor of Management at Columbia Business School in New York City

*
"Independent" under NASDAQ listing standards.

              In considering the nominees' individual experience, qualifications, attributes, skills and past Board participation, the Corporate Governance and Nominating Committee and the Board have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board's committees. There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

Required Vote

              With regard to the election of the director nominees, votes may be cast in favor or withheld. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, abstentions, votes withheld and broker non-votes will have no effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

              The following table sets forth information regarding each of our directors and executive officers.

Name	Age	Position

Robert S. Harrison	58	Chairman of the Board of Directors and Chief Executive Officer

Matthew J. Cox	57	Director

W. Allen Doane	71	Director

Faye W. Kurren	68	Director

Allen B. Uyeda	69	Director

Jenai S. Wall	60	Director

C. Scott Wo	53	Director

Eric K. Yeaman	51	President and Chief Operating Officer

Alan H. Arizumi	59	Vice Chairman of Wealth Management Group

Ravi Mallela	49	Executive Vice President, Chief Financial Officer and Treasurer

Lance A. Mizumoto	60	Vice Chairman and Chief Lending Officer

Mitchell E. Nishimoto	55	Vice Chairman and Head of Retail Banking Group

Ralph M. Mesick	59	Vice Chairman and Chief Risk Officer

              A brief biography of each person who serves as a director or executive officer of First Hawaiian is set forth below:

              Robert S. Harrison, the Chairman and Chief Executive Officer of First Hawaiian, has been the Chief Executive Officer of First Hawaiian Bank since January 2012 and the Chairman of the Bank's board of directors since May 2014. Mr. Harrison served as the Chief Operating Officer of First Hawaiian Bank from December 2009 to January 2012 and as its President from December 2009 to June 2015. He was named Vice Chairman of First Hawaiian Bank in 2007 and served as the Bank's Chief Risk Officer from 2006 to 2009. Mr. Harrison joined First Hawaiian Bank's Retail Banking group in 1996 and has over 30 years of experience in the financial services industry in Hawaii and on the U.S. mainland. Prior to the Reorganization Transactions (described elsewhere in this Proxy Statement), Mr. Harrison served as Vice Chairman of BancWest Corporation ("BancWest"). Following the completion of the Reorganization Transactions, Mr. Harrison continued to serve as Vice Chairman of BancWest until 2019. Mr. Harrison serves on the board of Alexander & Baldwin, Inc., a Hawaii publicly traded company with interests in, among other things, commercial real estate and real estate development. He also serves as the Chairman of the Hawaii Medical Service Association. He is a member of the boards of the Hawaii Community Foundation, Hawaii Bankers Association and Hawaii Business Roundtable. Mr. Harrison holds a bachelor's degree in applied mathematics from the University of California, Los Angeles and an M.B.A. from Cornell University.

              Mr. Harrison's qualifications to serve on the Board include his operating, management and leadership experience as First Hawaiian Bank's Chairman and Chief Executive Officer, as well as his prior experience as First Hawaiian Bank's President and Chief Operating Officer and as its Chief Risk Officer. Mr. Harrison has extensive knowledge of, and has made significant contributions to, the growth of First Hawaiian and First Hawaiian Bank. Mr. Harrison also brings to First Hawaiian's Board his expertise in the financial services industry generally and in Hawaii in particular.

              Matthew J. Cox, a member of the Board and the chair of the Compensation Committee of First Hawaiian, has served on the First Hawaiian Bank board of directors since 2014 and the Risk Committee from 2014 to March 2016. He has served as the Chairman of the Board and Chief Executive Officer of Matson, Inc., a public company and leading carrier for ocean transportation services in the Pacific, since 2017, having previously served since 2012 in various roles, including President, Chief Operating Officer and Chief Financial Officer. Mr. Cox brings to the Board of First Hawaiian extensive experience in supervising and performing company financial functions. Prior to joining Matson, Inc. in 2001, he served as Chief Operating Officer and Chief Financial Officer for Distribution Dynamics, Inc., a provider of outsourced logistics, inventory management and integrated information services that is now a division of Anixter Industries, a Fortune 500 public company. Mr. Cox also previously held executive and financial positions with American President Lines, Ltd., a global container transportation company. Mr. Cox serves on the advisory boards of Catholic Charities of Hawaii and the University of Hawaii Shidler College of Business. He served on the board of the Standard Club from 2010 to 2017, the board of Gallo Glass Company, a subsidiary of Gallo Inc., and the Pacific Maritime Association from 2008 to 2012. Mr. Cox holds a bachelor's degree in accounting and finance from the University of California, Berkeley.

              As the current Chairman of the Board and Chief Executive Officer of a leading trans-Pacific shipping firm, Mr. Cox offers a wealth of management experience, business understanding and knowledge of the local business community. Additionally, Mr. Cox's experience as the chief executive officer of a publicly traded company has given him front-line exposure to many matters relevant to First Hawaiian.

              W. Allen Doane, a member of the Board, the chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee of First Hawaiian, has served on the board of First Hawaiian Bank since 1999 and the board of BancWest from 2004 to 2006 and from 2012 to 2019, and he has been the chairman of the First Hawaiian Bank audit committee since 2012. As the retired Chairman and Chief Executive Officer of Alexander & Baldwin, Inc., a Hawaii public company with interests in, among other things, commercial real estate and real estate development, Mr. Doane brings to the First Hawaiian Board broad-based knowledge about Hawaii and its business environment, as well as extensive financial and managerial experience. Mr. Doane served as Chief Executive Officer of Alexander & Baldwin, Inc. from 1998 until his retirement in 2010. Prior to joining Alexander & Baldwin, Inc. in 1991, Mr. Doane served as Chief Operating Officer of Shidler Group, a real estate investment organization. He also held executive positions at IU International Corporation, a Philadelphia-based public company, and C. Brewer & Co., Ltd., one of Hawaii's oldest operating companies, which has since been dissolved. He currently serves on the board and audit committee of Alexander & Baldwin, Inc. and on the board and audit committee of Pacific Guardian Life Insurance Company, the largest domestic life and disability insurer in Hawaii. Mr. Doane holds a bachelor's degree from Brigham Young University and an M.B.A. from Harvard Business School.

              Mr. Doane's experience leading a large, publicly traded, diversified company focused on ocean transportation and real estate, combined with his experience at First Hawaiian, brings valuable insight to the Board in overseeing a wide range of banking, audit and financial matters.

              Faye Watanabe Kurren, a member of the Board and both the Audit and Corporate Governance and Nominating Committees, served as the President and Chief Executive Officer of Hawaii Dental Service from 2003 until her retirement in November 2014. Prior to that, Ms. Kurren served as the President of Tesoro Hawaii, LLC, a former subsidiary of Andeavor (f/k/a Tesoro Corporation), from 1998 to 2003. She also is a director of Helping Hands Hawaii and is an advisory director of First Insurance Company of Hawaii. She served as the past Chairperson of the Hawaii State Commission on the Status of Women, the University of Hawaii Foundation and the Hawaii State Chapter of the

American Red Cross. Ms. Kurren holds a law degree from the University of Hawaii, a Masters of Arts in Sociology from the University of Chicago and a Bachelor of Arts in Sociology from Stanford University.

              Ms. Kurren's experience as the president and chief executive officer of a major, local healthcare insurance company provides her with extensive experience in an important local industry and provides the Board with expertise in management and corporate governance matters. In addition, having served as the president of the subsidiary of a publicly traded company, Ms. Kurren possesses financial skills that qualify her as one of three audit committee financial experts serving on the Audit Committee.

              Allen B. Uyeda, the lead independent director and the chair of both the Corporate Governance and Nominating Committee and the Risk Committee of First Hawaiian, has served on the board of directors and risk committee of First Hawaiian Bank since 2001 and 2012, respectively, and the board and risk committee of BancWest from 2012 to 2019, and he has been the chairman of the First Hawaiian Bank risk committee since 2012. Mr. Uyeda brings to the First Hawaiian Board extensive knowledge of Hawaii and experience in supervising and performing company financial functions. From 1995 to 2014, he was Chief Executive Officer of First Insurance Company of Hawaii, a Honolulu-based property and casualty insurance company that, during the course of Mr. Uyeda's leadership, became a subsidiary of Tokio Marine Holdings, Inc., a multinational insurance holding company listed on the Tokyo Stock Exchange. Previously, Mr. Uyeda served as Vice President and Chief Financial Officer of the Agency and Brokerage Group of Continental Insurance Company, prior to its acquisition by CNA Financial Corporation, a public unified holding company for insurance entities. Mr. Uyeda also has several years of management, financial analyst and project engineering experience with International Paper, a public company with interests in paper-based packaging, paper and pulp industries, and Johnson Controls, Inc., a public company that provides batteries and builds efficiency services. He serves on the boards of The Queen's Health Systems and The Queen's Medical Center and is a Special Advisor to the Oahu Economic Development Board. Mr. Uyeda holds a bachelor's degree in electrical engineering from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania.

              Mr. Uyeda's experience serving as chief executive officer of a major local insurance company, combined with his risk management and leadership skills, knowledge of our market and sensitivity to the economy, bring valuable insight and critical skills to our Board.

              Jenai S. Wall, a member of the Board and both the Compensation and Risk Committees, has been Chairman and Chief Executive Officer of Foodland Super Market, Ltd. since 1998. She also serves as Chief Executive Officer of the other entities that comprise the Sullivan Family of Companies, including Food Pantry, Ltd., Kalama Beach Corporation, Pacific Warehouse, Inc., and The Coffee Bean and Tea Leaf Hawaii. Ms. Wall has served on the board of First Hawaiian Bank since August 1, 2018. Ms. Wall serves as a director of Alexander & Baldwin, Inc., a public company. She also serves as Chair of The Queen's Health Systems Board of Trustees and serves on the boards of Servco Pacific, Inc. and 'Iolani School. She earned her bachelor's degree in Mathematics from Wellesley College and master's degree in Business Administration from Columbia University.

              Ms. Wall's over 20 years' experience as chief executive officer of Hawaii's largest locally owned supermarket chain and her years of service as a director of a publicly traded real estate company, as well as her substantial involvement on the boards of directors of several prominent Hawaii charitable organizations, have provided her with a wealth of experience in management, business and finance.

              C. Scott Wo, a member of the Board and both the Audit and Risk Committees, is an Owner of C.S. Wo & Sons, Ltd., his family's home furnishings enterprise founded in 1909, a Partner/Manager of Kunia Country Farms, one of the largest aquaponics farms in the State of Hawaii, and an Adjunct Professor of Management at Columbia Business School in New York City. He currently serves as Investment Committee Chair for the University of Hawaii Foundation, Finance Committee Chair for The Queen's Health System, Finance Committee Chair for the Takitani Foundation and as a director for the Aloha United Way and the American Red Cross Hawaii State Chapter. Dr. Wo holds a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania, an M.B.A. from the Columbia Business School at Columbia University and a Ph.D. in Finance from the Anderson School at UCLA.

              Mr. Wo brings entrepreneurial and business-building skills and experience to First Hawaiian through his experience as an owner of a large local furniture business. In addition, through his education and experience as an Adjunct Professor of Management at Columbia Business School, Mr. Wo has developed outstanding business, finance and accounting skills that he brings to his service on the Audit and Risk Committees.

              Eric K. Yeaman, the President and Chief Operating Officer of First Hawaiian, has been President and Chief Operating Officer of First Hawaiian Bank and a member of the Bank's board of directors since June 2015. From February 2018 to September 2018, he also served as Interim Chief Financial Officer of First Hawaiian and First Hawaiian Bank. Prior to joining First Hawaiian Bank, Mr. Yeaman was the President and Chief Executive Officer of Hawaiian Telcom Holdco, Inc., a telecommunications provider, from 2008 until 2015. Mr. Yeaman's prior experience also includes consulting and audit work from 1989 to 2000 at Arthur Andersen LLP, where he was a Senior Manager. From 2000 until 2003, Mr. Yeaman served as Chief Operating and Financial Officer at Kamehameha Schools, and from 2003 until 2008, he served as Financial Vice President and Chief Financial Officer of Hawaiian Electric Industries Inc., a publicly traded electric utility holding company. He later served as Senior Executive Vice President and Chief Operating Officer of its Hawaiian Electric Company subsidiary. Mr. Yeaman serves on the publicly traded company boards of Alaska Air Group, Inc. and Alexander & Baldwin, Inc., as well as the not-for-profit boards of the Harold K.L. Castle Foundation, the Friends of Hawaii Charities and the First Hawaiian Bank Foundation. Mr. Yeaman holds a Bachelor's in Business Administration degree in accounting from the University of Hawaii at Manoa and is a Certified Public Accountant (not in public practice) in Hawaii.

              Alan H. Arizumi, the Vice Chairman of Wealth Management of both First Hawaiian and First Hawaiian Bank, oversees all areas of the Wealth Management Group, which includes Personal Trust, Private Banking, Wealth Advisory, Institutional Advisory Services, Investment Services, Wealth Management Service Center, Trust Compliance and Bishop Street Capital Management Corporation. At the Bank level, he has overseen the Wealth Management Group since 2013. From 2014 to 2017, he also concurrently oversaw the Consumer Banking Group. Previously, Mr. Arizumi was Executive Vice President of the Bank's Business, Dealer and Card Services Group from 2010 to 2013 and Executive Vice President and Chief Risk Officer of the Bank's Risk Management Group from 2009 to 2010. From 2013 to 2017, he served as the Chairman and Chief Executive Officer of Bishop Street Capital Management Corporation, a subsidiary of the Bank. He also serves on the local boards of Hawaii Community Foundation, Hawaii Youth Symphony, Kuakini Medical Center, Kuakini Health System, McKinley High School Foundation and KCAA Preschools of Hawaii, and he is a special advisor to the Oahu Economic Development Board. Mr. Arizumi holds a bachelor's degree in business administration from the University of Hawaii and is a graduate of the Pacific Coast Banking School.

              Ravi Mallela, the Executive Vice President, Chief Financial Officer and Treasurer of First Hawaiian and First Hawaiian Bank, has served in those capacities since September 2018. Prior to joining First Hawaiian, Mr. Mallela served as Senior Vice President, Head of Finance and Treasury of First Republic Bank, San Francisco, California, since 2013, where he ran the financial planning, treasury and credit risk modeling teams and was responsible for the strategic planning and forecasting process, liquidity and capital management, asset and liability management and stress testing programs. Previously, Mr. Mallela served as Managing Director, Corporate Finance for the Bank of Montreal from 2012 to 2013, where he managed the stress testing and capital management programs for their U.S. banking subsidiary. From 2004 to 2012, Mr. Mallela worked at Wells Fargo Bank in the Treasury group. Mr. Mallela serves on the board of the Blood Bank of Hawaii and is an advisory board member for the Masters in Finance Program at St. Mary's College of California. Mr. Mallela has an MBA from the University of California at Los Angeles and a Bachelor of Science from the University of San Francisco, and he completed the Stanford Executive Program.

              Lance A. Mizumoto, the Vice Chairman and Chief Lending Officer of First Hawaiian and First Hawaiian Bank, rejoined the Bank in January 2017. He was named Chief Lending Officer, Commercial Banking Group, in July 2017 and was appointed to his current position in January 2019. He oversees all areas of the Commercial Banking Group, including Corporate Banking Division, Commercial Real Estate Division and Trade Finance Department. Prior to joining First Hawaiian Bank in 2017, Mr. Mizumoto held a number of management positions at Central Pacific Bank, serving as Vice Chairman, Chief Operating Officer and Chief Risk Officer from September to November 2016, President and Chief Banking Officer from June 2014 to August 2016, Executive Vice President of the Commercial Markets Group from July 2010 to June 2014 and Executive Vice President and Commercial Banking Division Manager from November 2005 to June 2010. Mr. Mizumoto also worked for First Hawaiian Bank in various management roles from 1996 to 2005. He currently serves as a Regent on the Chaminade University Board of Regents and on the board of the Arthritis Foundation of Hawaii. Mr. Mizumoto holds a bachelor's degree in marketing and management from the University of Hawaii at Manoa and an M.B.A. from Chaminade University.

              Mitchell E. Nishimoto, the Vice Chairman and Head of the Retail Banking Group of First Hawaiian, has served in that position since January 2019. He previously served as Executive Vice President and Manager of the Retail Banking Group of First Hawaiian from 2016 until his promotion to his current position. He is responsible for First Hawaiian Bank's 60 branch network in Hawaii, Guam and Saipan. Mr. Nishimoto started his career with First Hawaiian Bank in 1986 as a Management Trainee. He managed branches throughout Maui County from 1988 to 2011, advancing to the position of Senior Vice President and Maui Region Manager from 2006 to 2011. Mr. Nishimoto was Senior Vice President and Kapiolani Region Manager from 2011 to 2014 and Executive Vice President and Chief Risk Officer from 2014 to 2016. He is on the boards of directors of Adventist Health Castle, Japanese Cultural Center of Hawaii, Chamber of Commerce of Hawaii and the Honolulu Firefighters Foundation. Mr. Nishimoto is also a member of the Honolulu Japanese Chamber of Commerce and Japan-America Society of Hawaii. He holds a bachelor's degree in finance from the University of Southern California and is a graduate of the Pacific Coast Banking School.

              Ralph M. Mesick, the Vice Chairman and Chief Risk Officer of First Hawaiian and First Hawaiian Bank, is responsible for the design, implementation and oversight of the Company's risk management strategy and framework. Mr. Mesick previously served as Executive Vice President and Manager of the Bank's Commercial Real Estate Division. Prior to joining the Bank in 2012, he spent over 25 years at Bank of Hawaii, where he was Executive Vice President and managed various business lines and functions. In addition to his over 30 years of experience in the banking industry, Mr. Mesick is active in the community and also serves as a member of the board of directors for the Board of Regents at Chaminade University, the Hawaii Community Reinvestment Corporation, Saint Francis Healthcare Systems, Kapiolani Health Foundation, HomeAid Hawaii and the Diocese of Honolulu Financial Council. He earned an MBA with a concentration in Banking, Finance and Investments from the University of Wisconsin-Madison, graduating Beta Gamma Sigma, and a Bachelor of Business Administration from the University of Hawaii at Manoa and completed the Advanced Risk Management Program at the Wharton School at the University of Pennsylvania.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE

Overview

              Our Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports and audit reports made at Board and committee meetings by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and other officers. The Board has four standing committees, the principal responsibilities of which are described below under the section entitled "—Committees of Our Board of Directors." Additionally, the directors meet in regularly scheduled executive sessions, without First Hawaiian management (generally other than Mr. Harrison) present, at each regularly scheduled meeting of the Board. An executive session may not occur for a special meeting of the Board called for a specific purpose.

Meetings

              The Board met nine times in 2018. Each member of the Board attended more than 75% of the total number of meetings of the Board and the committees on which he or she served. We strongly encourage, but do not require, the members of our Board to attend annual meetings of our stockholders. Five members of the Board attended our 2018 annual meeting of stockholders.

Director Independence

              Our common stock is listed on NASDAQ and, as a result, we are subject to the corporate governance listing standards of the exchange. The NASDAQ corporate governance standards generally require a majority of independent directors on the board of directors and fully independent audit, nominating and compensation committees.

              Prior to the completion of a secondary offering of our common stock on May 10, 2018 (the "50% Date"), BNPP directly or indirectly owned more than 50% of our outstanding common stock. As a result, prior to the 50% Date, our Company met the NASDAQ definition of a "controlled company" (i.e., a company of which more than 50% of the voting power is held by a single entity or group) and elected not to comply with certain of these standards. This status will continue for a 12-month transition phase following such date. During such period, we have the option to not comply with the corporate governance standards of NASDAQ requiring: (1) a majority of independent directors on the Board, (2) a fully independent nominating committee and (3) a fully independent compensation committee. Notwithstanding this transition period, following the resignation of all remaining directors designated to our Board by BNPP on February 12, 2019, we have been in compliance with NASDAQ independence and corporate governance standards.

              Our Board consists of seven directors, six of whom are independent. A director is independent if the Board affirmatively determines that he or she satisfies the independence standards set forth in the applicable rules of NASDAQ, has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act"). The Board has reviewed the independence of our current non-employee directors and has determined that each of Matthew J. Cox, W. Allen Doane, Faye W. Kurren, Allen B. Uyeda, Jenai S. Wall and C. Scott Wo is an independent director. In determining the independence of its directors, the Board of Directors considered transactions, relationships and arrangements between the

Company and its directors, the details of which are not required to be disclosed in this Proxy Statement pursuant to Item 404(a) of Regulation S-K. In addition, in determining the independence of its directors, the Board of Directors considered that certain businesses in which Ms. Wall and her spouse have a material interest, particularly Foodland Super Market, Ltd., as well as certain businesses in which Mr. Wo has a material interest, specifically C.S. Wo & Sons, Ltd. and Kunia Country Farms, have loans that were made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and that did not involve more than the normal risk of collectibility or present other unfavorable features.

Board Leadership Structure and Qualifications

              We believe that our directors should have the highest professional and personal ethics and values, consistent with our long-standing values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board also considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board.

              The corporate governance guidelines of our Board provide that the Board may, in its sole discretion, designate one of the independent directors as its lead director to preside over meetings of the Board held in the absence of any director who is also an executive officer and to have such additional responsibilities and authority as the Board may direct from time to time.

              Currently, Robert Harrison serves as our Chief Executive Officer and as the Chairman of our Board, and Allen B. Uyeda has been designated to serve as the lead independent director of our Board.

              Our Chief Executive Officer is generally in charge of our business affairs, subject to the overall direction and supervision of the Board and its committees, and is the only member of our management team that serves on the Board. Our Board believes that combining the roles of Chairman of the Board and Chief Executive Officer and appointing a lead independent director is the most effective board leadership structure for us and that it provides an effective balance of strong leadership and independent oversight. Having one individual serve as both Chief Executive Officer and Chairman contributes to and enhances the Board's efficiency and effectiveness, as the Chief Executive Officer is generally in the best position to inform our independent directors about our operations, the competitive market and other challenges facing our business. Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business and has frequent contact with our customers, regulators and other stakeholders in our business. The Board believes that combining roles of Chief Executive Officer and Chairman of the Board also promotes timely communication between management and the Board on critical matters, including strategy, business results and risks because of Mr. Harrison's direct involvement in the strategic and day-to-day management of our business.

Board Oversight of Risk Management

              Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

              The Risk Committee of our Board oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), reviewing and discussing generally the identification, assessment, management and control of our risk exposures on an enterprise-wide basis and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and Chief Risk Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Corporate Governance and Nominating Committee oversees risks associated with the independence of our Board.

              Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

              The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Committees of Our Board of Directors

              The standing committees of our Board were organized in April 2016 in connection with our IPO and consist of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its committees:

Director Name	Audit Committee	Corporate Governance & Nominating Committee	Compensation Committee	Risk Committee

Matthew J. Cox*			Chair

W. Allen Doane*	Chair	Member

Robert S. Harrison

Faye W. Kurren*	Member	Member

Allen B. Uyeda*		Chair	Member	Chair

Jenai S. Wall*			Member	Member

C. Scott Wo*	Member			Member

*
"Independent" under NASDAQ listing standards.

              Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements and regulatory reporting, our compliance with legal and regulatory requirements, our independent auditors' qualifications and independence and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee:

  •
  appoints, oversees and determines the compensation of our independent auditors;

  •
  reviews and discusses our financial statements and the scope of our annual audit to be conducted by our independent auditors and approves all audit fees;

  •
  reviews and discusses our financial reporting activities, including our annual report, and the accounting standards and principles followed in connection with those activities;

  •
  pre-approves audit and non-audit services provided by our independent auditors;

  •
  meets with management and our independent auditors to review and discuss our financial statements and financial disclosure;

  •
  establishes and oversees procedures for the treatment of complaints regarding accounting and auditing matters;

  •
  reviews the scope and staffing of our internal audit function and our disclosure and internal controls; and

  •
  monitors our legal, ethical and regulatory compliance.

              Pursuant to the Audit Committee's charter and the terms of the Stockholder Agreement, the Audit Committee must consist of at least three members, all of whom are required to be "independent" under the listing standards of NASDAQ and meet the requirements of Rule 10A-3 of the Exchange Act. The Audit Committee also must include at least one "audit committee financial expert." Currently, our Audit Committee members are W. Allen Doane (chair), Faye W. Kurren and C. Scott Wo, each of whom has been determined by the Board to be "independent" under the listing standards of NASDAQ and to meet the requirements of Rule 10A-3 of the Exchange Act, and all of whom serve as "audit committee financial experts."

              The Audit Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Audit Committee met five times in 2018.

              Compensation Committee.    The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors. Among other things, the Compensation Committee:

  •
  reviews and approves our compensation programs and incentive plans, including those for our executive officers;

  •
  reviews our overall compensation philosophy;

  •
  prepares our Compensation Committee report, reviews and discusses with management our compensation discussion and analysis and recommends its inclusion in our annual proxy statement or report;

  •
  reviews and approves director compensation and recommends to the Board any changes thereto;

  •
  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and

  •
  oversees, in consultation with management, regulatory compliance with respect to compensation matters.

              Pursuant to NASDAQ rules, the Compensation Committee must consist of at least two members, and, on the date one year after the date that BNPP ceases to beneficially own at least 50% of our outstanding common stock, which occurred on May 10, 2018, the committee must consist solely of independent directors. Currently, our Compensation Committee members are Matthew J. Cox (Chair), Allen B. Uyeda and Jenai S. Wall, each of whom has been determined by the Board to be "independent" under the listing standards of NASDAQ.

              The Compensation Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Compensation Committee met eight times in 2018. As of the date of this Proxy Statement, the Compensation Committee has met three times in 2019 to make certain determinations with respect to 2018 compensation.

              For 2018, the Compensation Committee retained the services of Pay Governance LLC as an independent outside compensation consultant ("Pay Governance") to perform a competitive assessment of First Hawaiian's executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. Pay Governance provides the Company with annual executive and director assessments that include, but are not limited to, an assessment of First Hawaiian's financial performance relative to its peers, an assessment of First Hawaiian's compensation program compared to its peers, recommendations for total cash compensation (base salary and cash incentives), a review of equity compensation, assessment of perquisites, retirement benefits and bonuses for NEOs, and a review of Board and committee compensation. The annual executive and director compensation assessments provide Pay Governance with a broad array of information from which to assess the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

              In addition to providing annual assessments, Pay Governance advises the Compensation Committee on best practices in light of the changes in bank regulations applicable to the Company or the Bank, assists in developing a relevant peer group for use in the executive and director market assessments and provides guidance to the Compensation Committee regarding the design of compensation arrangements that reflect First Hawaiian's compensation philosophy.

              Pay Governance attends the Compensation Committee meetings upon request to review compensation data and participate in general discussions on compensation and benefits for the NEOs and Board members. While the Compensation Committee considers input from Pay Governance when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

              The Compensation Committee regularly reviews the services provided by Pay Governance and believes that Pay Governance is independent in providing executive compensation consulting services. For more information about the role of Pay Governance as an independent outside compensation consultant, see "Compensation Discussion and Analysis—Role of the Compensation Consultant and Independence."

              Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Human Resources Division, develops recommendations regarding the appropriate mix and level of compensation for our NEOs (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other NEOs. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

              Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for ensuring an effective and efficient system of corporate governance for First Hawaiian by clarifying the roles of our Board and its committees; identifying, evaluating and recommending to our Board candidates for directorships; and reviewing and making recommendations with respect to the size and composition of our Board. In addition, the Corporate Governance and Nominating Committee is responsible for reviewing and overseeing our corporate governance guidelines and for making recommendations to our Board concerning governance matters. Among other things, the Corporate Governance and Nominating Committee:

  •
  identifies individuals qualified to be directors consistent with our corporate governance guidelines and evaluates and recommends director nominees for approval by our Board;

  •
  reviews Board committee assignments and makes recommendations to our Board concerning the structure and membership of Board committees;

  •
  annually reviews our corporate governance guidelines and recommends any changes to our Board; and

  •
  assists management with the preparation of the disclosure in our annual proxy statement regarding director independence and the operations of the Corporate Governance and Nominating Committee.

              Pursuant to the Corporate Governance and Nominating Committee's charter, the Corporate Governance and Nominating Committee must consist of at least three members. Pursuant to NASDAQ rules, on the date one year after BNPP ceases to be beneficial owner of at least 50% of our outstanding common stock, which occurred on May 10, 2018, the committee will consist solely of independent directors. Currently, our Corporate Governance and Nominating Committee members are Allen B. Uyeda (chair), W. Allen Doane and Faye W. Kurren, each of whom has been determined by the Board to be "independent" under the listing standards of NASDAQ.

              The Corporate Governance and Nominating Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The charter is available on our website at www.fhb.com under the Investor Relations tab. The Corporate Governance and Nominating Committee met four times in 2018.

              Risk Committee.    The Risk Committee assists the Board in fulfilling its responsibilities for oversight of our enterprise-wide risk management framework, including reviewing our overall risk appetite, risk management strategy, and policies and practices established by our management to identify and manage risks we face. Among other things, the Risk Committee, subject to the terms of the Stockholder Agreement:

  •
  reviews and approves our risk management framework, including a clearly articulated risk appetite statement;

  •
  oversees significant credit policies and reviews and approves major changes to them;

  •
  oversees significant policies and practices governing the management of market risk;

  •
  annually approves the acceptable level of liquidity risk that we may assume in connection with our operating strategies;

  •
  reviews consolidated reports on operational risk, including, to the extent available, key risk indicators;

  •
  provides oversight responsibility and accountability for capital planning and oversee and approves significant capital policies;

  •
  reviews and approves the policies and procedures of the stress testing processes; and

  •
  evaluates and discusses summary information about stress test results to ensure that the stress tests are consistent with our risk appetite and overall business strategy.

              Pursuant to the Risk Committee's charter, the Risk Committee must consist of at least four members. In February 2019, Michel Vial and Gérard Gil, each a BNPP designee to our Board, resigned from our Board and the Risk Committee. Currently, our Risk Committee members are Allen B. Uyeda (chair), Jenai S. Wall and C. Scott Wo.

              The Risk Committee has adopted a written charter that specifies the scope of its rights and responsibilities, including those listed above. The Risk Committee met four times in 2018.

Compensation Committee Interlocks and Insider Participation

              No member of our Compensation Committee is or has been one of our officers or employees, and none will have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance Guidelines and Code of Conduct and Ethics

              Our Board has adopted corporate governance guidelines, which are accessible through our principal corporate website at www.fhb.com under the Investor Relations tab, that set forth a framework within which our Board, assisted by Board committees, will direct the Company's affairs. These guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

              Our Board has adopted a code of conduct and ethics applicable to our directors, officers and employees. A copy of that code is available on our principal corporate website at www.fhb.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our principal corporate website at www.fhb.com as required by applicable law or listing requirements.

Stockholder Communications with the Board of Directors

              Stockholders and any interested parties may communicate with the Board by sending correspondence addressed to the Board or one or more specific directors at the following address: First Hawaiian, Inc., c/o the Secretary, 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813. All communications will be submitted by the Company's Secretary to the relevant director or directors as addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

              The following table sets forth information, based on data provided to us or filed with the Securities and Exchange Commission (the "SEC"), with respect to beneficial ownership of shares of our common stock as of March 13, 2019 for (i) all persons known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our NEOs, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each stockholder listed below is c/o First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(13)	Percent of Class(14)

Greater than 5% Stockholders
FMR LLC(1) 245 Summer Street Boston, Massachusetts 02210	12,125,199	9.0%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,801,009	7.3
American Century Investment Management, Inc.(3) American Century Companies, Inc. Stowers Institute for Medical Research 4500 Main Street, 9th Floor Kansas City, Missouri 64111	7,172,160	5.3
Directors and Named Executive Officers
Robert S. Harrison(4)	73,477	*
Matthew J. Cox(5)	11,132	*
W. Allen Doane(5)	46,132	*
Faye W. Kurren(6)	5,000	*
Allen B. Uyeda(5)	10,132	*
Jenai S. Wall(6)	1,500	*
C. Scott Wo(6)	50,000	*
Alan H. Arizumi(7)	17,839	*
Michael H.F. Ching(8)	7,673	*
Ravi Mallela(9)	–	–
Lance A. Mizumoto(10)	970	*
Mitchell E. Nishimoto(11)	13,577	*
Eric K. Yeaman(12)	51,907	*
Directors and executive officers as a group (13 persons)	298,715	*

*
Less than 1%.
(1)
Based solely upon information contained in the Schedule 13G filed by FMR LLC with the SEC on February 13, 2019, wherein FMR LLC reported sole voting power as to 345,005 shares of common stock and sole dispositive power as to 12,125,199 shares of common stock.
(2)
Based solely upon information contained in the Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2019, wherein The Vanguard Group reported sole voting power as to 48,390 shares of common stock, shared voting power as to 15,227 shares of common stock, sole dispositive power as to 9,748,536 shares of common stock and shared dispositive power as to 52,473 shares of common stock.

(3)
Based solely upon information contained in the Schedule 13G filed by American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research (collectively, the "American Century Entities") with the SEC on February 11, 2019, wherein each of the American Century Entities reported sole voting power as to 6,955,330 shares of common stock and sole dispositive power as to 7,172,160 shares of common stock.
(4)
Excludes 6,784 shares of common stock underlying performance share units granted in connection with the IPO and 68,775 shares of common stock underlying performance share units that were granted under the First Hawaiian, Inc. Long Term Incentive Plan (the "LTIP"), which are each subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long-Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards."
(5)
Amounts shown include 1,944 shares of common stock deemed to be beneficially owned by each of Messrs. Cox, Doane and Uyeda in connection with awards of restricted stock units that will vest within 60 days of March 13, 2019. For a discussion of these awards, see "Director Compensation—Narrative Disclosure to 2018 First Hawaiian Director Compensation Table."
(6)
Excludes 1,417, 1,417 and 1,189 shares of common stock awarded to Directors Kurren, Wall and Wo, respectively, which shares underlie restricted stock units that will vest on the earlier of (a) August 1, 2019 in the case of Mses. Kurren and Wall and October 24, 2019 in the case of Dr. Wo and (b) a change in control of First Hawaiian, Inc., subject to continued service on the First Hawaiian, Inc. Board of Directors through the vesting date, and will settle in shares of common stock on a one-for-one basis within 30 days of vesting. For a discussion of these awards, see "Director Compensation—Narrative Disclosure to 2018 First Hawaiian Director Compensation Table."
(7)
Excludes 2,610 shares of common stock underlying performance share units granted in connection with the IPO and 15,951 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long-Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards." Includes 250 shares of common stock owned by Mr. Arizumi's wife and 751 shares of common stock deemed to be beneficially owned by Mr. Arizumi's wife in connection with vested performance share unit awards for the 2016-2018 LTIP performance cycle that will settle in shares of common stock within 60 days of March 13, 2019. Amount shown excludes 2,260 shares of common stock underlying performance share units that were granted to Mr. Arizumi's wife under the LTIP, which shares are subject to vesting. Mr. Arizumi disclaims beneficial ownership of shares beneficially owned or deemed to be beneficially owned by his wife.
(8)
Mr. Ching resigned from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company in January 2018. Mr. Ching's address is Harbor Court C-120, 55 Merchant Street, Suite 1900, Honolulu, Hawaii 96183.
(9)
Excludes 34,295 shares of common stock underlying restricted share units granted in connection with the commencement of Mr. Mallela's employment and 29,871 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards."
(10)
Excludes 11,136 shares of common stock underlying performance share units that were granted under the LTIP, which are subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long-Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards."
(11)
Excludes 2,610 shares of common stock underlying performance share units granted in connection with the IPO and 10,188 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long-Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards."
(12)
Excludes 3,913 shares of common stock underlying performance share units granted in connection with the IPO and 45,358 shares of common stock underlying performance share units that were granted under the LTIP, which are each subject to vesting. For a discussion of these awards, see "Compensation Discussion and Analysis—Long-Term Incentive Plan" and "Executive Compensation—Summary Compensation Table—Long-term Incentive Plan Awards."
(13)
Includes 24,348, 16,255, 6,656, 2,961 and 53,814 shares of common stock deemed to be beneficially owned by Messrs. Harrison, Yeaman, Arizumi and Nishimoto and by all directors and executive officers as a group, respectively, in connection with vested performance share unit awards for the 2016-2018 LTIP performance cycle that will settle in shares of common stock within 60 days of March 13, 2019.
(14)
Based on 134,874,302 shares of First Hawaiian common stock outstanding as of March 13, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Performance

              The highlights of our performance in 2018, which provide context for our compensation program, include:

Net Income	Core Net Income*	Return on Average Total Stockholders' Equity	Core Return on Average Tangible Stockholders' Equity*

$264.4 million	$286.7 million*	10.76%	19.61%*

Increased 43.9%	Increased 24.4%	Increased by 352 basis points	Increased by 468 basis points

Loan and Lease Growth	Efficiency Ratio / Core Efficiency Ratio*	Tier 1 Capital	Net Charge-Offs to Average Total Loans and Leases

6.5%	48.96% / 46.59%*	11.97%	0.14%

Maintained high growth	Maintained expense discipline	Excess of well-capitalized	Exceptional credit quality

*
Represents a non-GAAP measure. Please see Appendix A for an explanation and reconciliation.

2018 Compensation Highlights

              The Compensation Committee has primary responsibility over the compensation program for our executive officers, including our NEOs. As part of this responsibility, the Compensation Committee oversees the design and execution of the components of the program to ensure each component effectively attracts and retains our leadership talent and aligns rewards with performance. In particular, the Compensation Committee has implemented a compensation program that:

  •
  Focuses on Performance:    sets appropriate, yet challenging, performance goals for the incentive plans and implements plans that motivate leadership to achieve consistent, long-term performance;

  •
  Manages Risk:     ensures that incentive plans do not encourage excessive risk-taking; and

  •
  Provides Balance:     includes incentive plan components that are quantitative and linked to stockholder return or financial results, but are balanced by key performance objectives qualitatively evaluated by the Compensation Committee.

              The Compensation Committee evaluates the performance of, and recommends compensation actions for, all of our NEOs, including our Chairman and CEO, which actions are reviewed and approved by our Board. Our compensation framework is focused on performance-based compensation and emphasizes long-term performance. As of August 1, 2018, we ceased being subject to the applicable European remuneration rules (see "—Key Components of Compensation—CRD IV Compensation Requirements" below).

Elements of 2018 Compensation

	Base Salary and Role-Based Allowance	Annual Bonus Plan	Performance Share Units

Form of Compensation	Fixed Cash	Variable Cash	Variable Equity

Measurement Period	Short-Term Emphasis: Ongoing	Short-Term Emphasis: 1 Year	Long-Term Emphasis: Cliff Vest in 3 Years

Key Performance Metrics	N/A	Quantitative and Qualitative Metrics: Core Net Income (60%) and Key Business Goals (40%)	Quantitative Metrics: Relative TSR (50%) and Core Net Income (50%)

              The framework for our CEO's compensation is based on a strong alignment with stockholder interests, as First Hawaiian emphasizes long-term, performance-based compensation linked to financial and stock price performance. To reinforce our pay-for-performance philosophy:

  •
  67% of CEO's targeted total direct compensation is performance-based; and

  •
  58% of CEO's performance-based compensation is long-term, in the form of performance share units that cliff vest after three years.

Compensation Governance in 2018

              The following table summarizes the notable features of our 2018 executive compensation program, which were designed to align with "best practice" compensation governance.

Promote Good Pay Practices	Avoid Bad Pay Practices

✓ We align pay and performance by delivering a substantial portion of compensation in the form of variable, performance-based awards	✓ We don't permit pledging or hedging of shares by employees or directors of the Company

✓ We grant our long-term incentives in the form of performance-based awards	✓ We don't gross-up severance payments for excise tax

✓ We maintain stock ownership guidelines for our executives and non-employee directors	✓ We don't pay dividends on unearned performance share units

✓ We require "double trigger" vesting for change-in-control payments	✓ We don't allow for repricing of stock options without stockholder approval

Key Changes to Our Compensation Program in 2019

              While our program remained unchanged in 2018, we implemented changes for 2019 to improve the alignment of our program with our business objectives and strong corporate governance principles and to reflect that we ceased being subject to European remuneration rules as of August 1, 2018.

Changes for 2019	What We Did

Expanded Clawback Policy	• Implemented a policy for First Hawaiian Inc. (replaces policy of BNPP applicable to controlled entities)
• Clawback triggers include financial restatement, incorrect calculation of incentives, operating outside risk structure and ethical misconduct

Enhanced Stock Ownership Guidelines	• Enhanced stock ownership guidelines as a multiple of salary for our CEO (5x), COO (2.5x) and other senior officers (2x)

Froze Supplemental Executive Retirement Plan	• The Compensation Committee froze our Supplemental Executive Retirement Plan ("SERP") effective July 1, 2019

Eliminated Tax Reimbursements	• Eliminated reimbursements for taxes on SERP accrual and company-paid premiums on life insurance effective July 1, 2019

Discussion and Analysis of 2018 Compensation

Introduction: 2018 Named Executive Officers

              This Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for each of our executive officers who are included in the Summary Compensation Table of this Proxy Statement, who we collectively refer to as our "named executive officers" or "NEOs." The NEOs who are identified in the chart below were our principal executive officer, our principal financial officer, our former interim principal financial officer (and president and chief operating officer), our three other most highly compensated persons serving as executive officers as of December 31, 2018 and our former principal financial officer.

Name	Title	Recent Employment History

Robert S. Harrison	Chairman and Chief Executive Officer	Robert Harrison has been our Chief Executive Officer since January 2012 and was named Chairman of First Hawaiian Bank in May 2014.

Eric K. Yeaman	President and Chief Operating Officer; Former Interim Chief Financial Officer	Eric Yeaman joined First Hawaiian Bank as President and Chief Operating Officer in June 2015 and is a member of the Bank's Board of Directors and its Senior Management Committee. He acted as Interim Chief Financial Officer effective January 31, 2018 to September 6, 2018.

Alan H. Arizumi	Vice Chairman, Wealth Management Group	Alan Arizumi was appointed Vice Chairman of Wealth Management and Consumer Banking in 2014 and has served on the Bank's Senior Management Committee since December 2009.

Ravi Mallela	EVP, Chief Financial Officer and Treasurer, Finance Group	Ravi Mallela joined First Hawaiian Bank on September 6, 2018 as Executive Vice President, Chief Financial Officer and Treasurer and serves as a member of the Bank's Senior Management Committee.

Lance A. Mizumoto	Vice Chairman and Chief Lending Officer, Commercial Banking Group	Lance Mizumoto was named Vice Chairman and Chief Lending Officer, Commercial Banking Group effective January 2019. Previously, Mr. Mizumoto served as Executive Vice President and Commercial Real Estate Division Manager commencing in January 2017 upon rejoining First Hawaiian Bank. Mr. Mizumoto also serves as a member of the Bank's Senior Management Committee.

Mitchell E. Nishimoto	Vice Chairman and Head of Retail Banking Group	Mitchell Nishimoto has been the Head of the Retail Banking Group since 2016 and was named Vice Chairman effective January 2019. Mr. Nishimoto serves as a member of the Bank's Senior Management Committee.

Michael H.F. Ching	Former EVP, Chief Financial Officer and Treasurer, Finance Group	Michael Ching joined First Hawaiian Bank in June 2015 as Executive Vice President, Chief Financial Officer and Treasurer and served as a member of the Bank's Senior Management Committee until his resignation effective January 31, 2018.

Compensation Philosophy

              We strive to achieve the following objectives through our compensation framework:

  •
  Attract and retain highly qualified and experienced executives;

  •
  Provide competitive total compensation opportunities, including benefits and perquisites;

  •
  Motivate our executives to achieve consistent and long-term performance by linking elements of pay to challenging Company performance goals;

  •
  Link compensation goals to the interests of stockholders;

  •
  Avoid compensation programs that encourage excessive risk-taking;

  •
  Recognize and reward outstanding Company and individual performance;

  •
  Ensure our stockholders clearly understand our rewards program; and

  •
  Respect applicable United States regulatory requirements.

Compensation Governance Process

Role of the Compensation Committee

              The Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation of our executives and directors. Among other things, the Compensation Committee:

  •
  reviews and approves our compensation programs, awards and other compensation structures for all executive officers, including for our NEOs;

  •
  reviews and approves our overall compensation philosophy;

  •
  reviews and approves the form and amounts of our non-employee director compensation program and recommends to the Board any changes thereto;

  •
  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  reviews and discusses with the Chief Executive Officer and reports to the Board plans for executive officer development and corporate succession plans for the Chief Executive Officer and other executive officers; and

  •
  oversees, in consultation with management, regulatory compliance with respect to compensation matters.

              With respect to compensation for the CEO, the Compensation Committee annually reviews and approves the corporate goals relevant to the CEO's incentive compensation and additional individual performance goals. The Compensation Committee is responsible for approving the achievement of the incentive plan goals. In addition, the Compensation Committee considers the results of the CEO's performance evaluation conducted by the Board of Directors and makes recommendations to the Board of Directors regarding the CEO's compensation based on that evaluation. The Compensation Committee considers compensation market data from the compensation peer group when determining the types and amounts of compensation for the CEO. The Board of Directors is responsible for approving the CEO's compensation structure and amounts.

Role of the Chairman and Chief Executive Officer

              Our Chairman and CEO develops recommendations regarding the appropriate level of compensation for our other NEOs and presents them to the Compensation Committee for recommendation to the full Board. He does not review or recommend compensation for himself. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.

Role of the Compensation Consultant and Independence

              In 2018, the Compensation Committee again retained the services of Pay Governance LLC ("Pay Governance") as a compensation consultant to provide independent counsel and advice on compensation matters. Pay Governance provided the following services to the Compensation Committee in 2018:

  •
  Developed a benchmarking approach, including the development of custom industry peer group;

  •
  Conducted a competitive market assessment of First Hawaiian's executive compensation levels and structure;

  •
  Conducted a competitive market assessment of First Hawaiian's director compensation programs;

  •
  Advised on the design and structure of the executive compensation incentive compensation programs, including with respect to total cash compensation, equity compensation, assessment of perquisites, retirement benefits and bonuses for NEOs;

  •
  Provided updates on trends and best practices in banking industry compensation;

  •
  Administered the CEO's performance assessment process for the Board of Directors;

  •
  Assisted in the development of a compensation philosophy;

  •
  Supported drafting the CD&A for the annual proxy statement; and

  •
  Provided other ad hoc advice with respect to requests related to executive compensation market practices.

              Pay Governance attends the Compensation Committee meetings upon request to review their reports and participate in general discussions on compensation and benefits matters for the NEOs and Board members. While the Compensation Committee considers input from Pay Governance when making compensation decisions, the Compensation Committee's final decisions reflect many factors and considerations.

              The Compensation Committee has also considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Pay Governance and other advisors that provide advice on compensation matters. Based on this review, the Compensation Committee did not find that any conflicts of interest exist with respect to the work performed by Pay Governance or other advisors that would prevent such advisors from serving as independent consultants to the Committee.

Benchmarking Compensation

              Competitive market data serves as a reference point in evaluating our executive compensation pay levels and practices. We use this data to understand how similarly situated companies in our industry deliver pay. However, we do not set the compensation of our executives to specifically target a precise percentile or range of compensation in the market. Rather, the market data is evaluated in conjunction with other factors, such as internal equity considerations and individual performance, in setting target compensation levels for our NEOs.

              The Compensation Committee performed a review of the compensation peer group in December 2017 for purposes of setting compensation for 2018. In evaluating the appropriateness of the peer group used to benchmark compensation for 2018, the Compensation Committee assesses the group and First Hawaiian on multiple financial metrics, as shown in the following graph:

              The following companies reflect the peer group used in benchmarking compensation for 2018. Texas Capital Bancshares and UMB Financial were added to the group reflecting their comparable asset size, performance and business focus, while PrivateBancorp was deleted from the group as a result of its acquisition by Canadian Imperial Bank of Commerce:

Compensation Peer Group

Bank of Hawaii Corporation	Prosperity Bancshares, Inc.

BankUnited, Inc.	Signature Bank

Cathay General Bancorp	Synovus Financial Corp.

Central Pacific Financial Corp.	Texas Capital Bancshares

Commerce Bancshares, Inc.	Trustmark Corporation

CVB Financial Corp.	UMB Financial

East West Bancorp, Inc.	Umpqua Holdings Corporation

F.N.B. Corporation	United Bankshares, Inc.

Great Western Bancorp, Inc.	Webster Financial Corporation

International Bancshares Corporation	Western Alliance Bancorporation

MB Financial, Inc.	Wintrust Financial Corporation

PacWest Bancorp

              In addition to data from the custom peer group, the Compensation Committee reviews data from proprietary industry survey sources to gain a broader perspective—particularly below the NEO level—on pay levels and practices for specific positions.

Key Components of Compensation

CRD IV Compensation Requirements

              As of August 1, 2018, BNPP, a banking organization headquartered in France, ceased consolidating the Company's financial statements with the BNPP consolidated financial statements under International Financial Reporting Standards. As a result, from that date, the Company has not been included within the scope of BNPP's capital requirements for purposes of Directive 2013/36/EU ("CRD IV") promulgated by the European Parliament and Council of the European Union. Prior to that date, we were subject to the compensation standards of CRD IV. As a result, the compensation to our material risk takers, including each of our NEOs, had been subject to CRD IV.

Prior to August 1, 2018, the compensation for certain of our NEOs was subject to the following CRD IV requirements:

The ratio of variable to fixed compensation cannot exceed 2:1

At least 40% of variable compensation must be deferred, vesting no sooner than 1/3 per year over 3 years

At least 50% of variable compensation must be delivered in equity or debt instruments, vesting no sooner than 1/3 per year over 3 years

All vested equity is subject to a 1-year holding requirement, post-vesting

A clawback arrangement must cover up to 100% of variable compensation

              We intend to provide competitive total compensation levels for affected employees, although it is possible that the structure of our compensation packages for 2018 may not be considered in line with our peers due in part to the application of CRD IV.

2018 Compensation Program

	Components	Purpose

• Base Salary • Role-Based Allowance (for our CEO)

•

Fixed components of cash compensation

•

Reflects executive responsibilities, experience and skills

•

Designed to be competitive compared to companies with which we compete for executive talent

•

Role-based allowance is designed to comply with CRD IV

Short-Term Cash

Compensation
Annual Bonus Plan

•

Reward NEOs for contributions to the achievement of core net income goals, which are measured quantitatively; and key business goals, which are measured qualitatively

•

Intended to align executive goals with those of stockholders, as determined by the Compensation Committee

Long-Term Equity Compensation	Performance Share Units

•

Reward NEOs for achievement of performance goals: Cumulative Core Net Income (50%), TSR relative to the KBW Regional Bank Index (25%), TSR relative to Hawaii Peers(1) (25%)

•

Cliff vest after three years

•

Can be earned between 0 -100% of target(2)

•

Reflect long-term quantitative goals intended to incentivize long-term performance and align interests with those of stockholders

(1)
"Hawaii Peers" are Bank of Hawaii Corp. and Central Pacific Financial Corp.
(2)
For the 2018-2020 LTIP cycle.

Base Salary and Role Based Allowance

              Base salaries for our NEOs are reviewed annually by our Compensation Committee following the completion of our fiscal year end. Occasionally, based on circumstances, we may make adjustments to base salaries during the year in response to significant changes in an executive's responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive's role and responsibilities, experience level, performance and relevant market data for similar roles.

              After reviewing all relevant items, the Compensation Committee approved base salaries for 2018, effective March 2018, of $935,000, $780,727, $480,000, $450,000, $420,030 and $347,820 for Messrs. Harrison, Yeaman, Arizumi, Mallela, Mizumoto and Nishimoto, respectively. In the case of Mr. Yeaman, such amount represented a 2.5% increase from his 2017 salary, while the salaries for Messrs. Harrison and Arizumi remained unchanged from 2017 levels. Messrs. Mallela, Mizumoto and Nishimoto became NEOs in 2018, and therefore, their compensation is reported beginning in 2018, and 2017 compensation is not reported for those individuals.

              In accordance with the requirements of CRD IV, as discussed under "—Key Components of Compensation—CRD IV Compensation Requirements" above, our Board approved a role-based allowance for Mr. Harrison commensurate with his duties and responsibilities as the chief executive officer of a publicly traded company. The allowance is in an annual amount of $190,000 payable on January 1 of each year through 2024. In the event Mr. Harrison is either terminated without cause or resigns for good reason (as each term is defined in the employment agreement previously entered into with Mr. Harrison, effective January 1, 2012) the role-based allowance for the year of termination will accelerate, and our Compensation Committee retains discretion to accelerate unpaid amounts now that First Hawaiian is no longer consolidated with BNPP.

Annual Bonus Plan

              We make annual bonus awards under the First Hawaiian, Inc. Bonus Plan (the "Bonus Plan"). For 2018, the following target annual bonus opportunities, as a percentage of base salary (and role-based allowance for our CEO) and dollar amount, respectively, were established for our NEOs in the first quarter of 2018: 100% or $1,125,000 for Mr. Harrison; 90% or $706,082 for Mr. Yeaman; 65% or $312,000 for Mr. Arizumi; 45% or $189,014 for Mr. Mizumoto; and 45% or $157,529 for Mr. Nishimoto. Mr. Mallela received a guaranteed bonus of 75% of his base salary, or $337,500, for 2018 pursuant to the terms of his offer letter. See "—Employment Agreements and Offer Letters—Offer Letter with Mr. Mallela" below. Mr. Ching resigned in January 2018 and, accordingly, no bonus was established for Mr. Ching for 2018.

              Annual bonus awards are based on achievement of both Company and individual performance goals generally established during the first quarter of each year, but our Board or Compensation Committee retains discretion to determine the final award amount for each NEO. For 2018 annual bonus awards, the Compensation Committee established the following Company financial performance targets and individual performance goals, as further described below:

* Represents a non-GAAP measure. Please see Appendix A for an explanation and reconciliation.

              The Compensation Committee chose Core Net Income as the Company financial performance goal so as to incentivize management to take actions that would enhance core financial performance rather than actions that would generate one-time, unrepeatable income realization. Target and ranges of Core Net Income as shown in the table below were approved by the Compensation Committee in the first quarter of 2018 through our rigorous financial planning process. For 2018, the Core Net Income results achieved were $286.7 million, or 101.38% of target performance, resulting in a payout factor of 102.2% for the Company financial performance component.

Performance Level	Core Net Income ($M)	Core Net Income Payout Factor as % of Target Award

115% Target	$325,183	133%

Target (100%)	282,768	100%

85% of Target	240,353	66%

Threshold (80%)	226,214	25%

              Our NEOs are evaluated on their individual performance for the year in six areas key to our business: execution on strategic priorities; strategic planning and leadership; financial management; stockholder/investor relations; regulatory relations; and talent management and organization effectiveness.

              The CEO evaluates the performance of each of his direct reports (including each of Messrs. Yeaman, Arizumi, Mallela, Mizumoto, Nishimoto and, formerly, Mr. Ching) and makes a recommendation on the individual payout factor to the Compensation Committee. For the CEO, the Compensation Committee reviews the results of an independent individual performance assessment conducted by Pay Governance on behalf of the Board. The individual performance assessment solicits feedback from each director regarding the CEO's performance within the six performance categories detailed above, as well as an overall qualitative performance assessment which may cover areas outside of the six categories.

              For 2018, each NEO's performance was assessed in the first quarter of 2019. This assessment considers the totality of the NEO's performance rather than assigning weightings to each of the six individual performance factor categories. The Compensation Committee took the following into account when considering individual performance for 2018:

              Mr. Harrison achieved strong performance executing on achievement of key strategic priorities and strategic planning and leadership, financial management, organizational effectiveness, regulatory, stockholder and investor relations and financial management. Key results achieved by Mr. Harrison include increasing core net income by 24.4% to $286.7 million, achieving core return on average tangible stockholders' equity of 19.61% and maintaining expense control with a 46.6% core efficiency ratio. In addition, the Committee determined that Mr. Harrison achieved exceptional performance in leading and managing the Company through its continuing transition towards separation from BNPP. Key achievements with respect to this initiative included the Company's successful completion in 2018 of three public offerings, in which BNPP reduced its ownership percentage from 62.0% to 18.4%, and achieving sufficient progress so as to enable BNPP to cease consolidating the Company's financial statements with those of BNPP. In recognition of Mr. Harrison's exceptional performance with respect to this transition, the Committee awarded Mr. Harrison an additional, supplemental bonus of $950,000.

              Mr. Yeaman achieved strong performance in leading the execution of the Company's strategic plan and its key initiatives including completing the evaluation of core platform upgrade options and implementing the initial phases of the Omni-Channel program. Mr. Yeaman also provided solid leadership as the Interim Chief Financial Officer for seven months during the year in addition to his responsibilities as President & COO.

              The Compensation Committee found that Mr. Arizumi achieved solid performance by increasing wealth revenue by 6.7% and successfully completing the implementation of a wealth platform solution.

              Mr. Mallela joined the Company in September 2018 and transitioned solidly into his role as Chief Financial Officer and Treasurer.

              Mr. Mizumoto achieved solid performance resulting in strong growth in the commercial portfolio through relationship management and targeted opportunities. In addition, Mr. Mizumoto achieved year over year commercial loan portfolio growth of 8.1%.

              Mr. Nishimoto achieved target performance with solid increases in loan portfolio growth and deposit balances growth. In addition, Mr. Nishimoto continued First Hawaiian's branch network and service approach that enhanced overall customer and employee experiences that drove business growth.

              Mr. Ching resigned from his positions with First Hawaiian effective January 31, 2018, and, accordingly, was not eligible for a bonus for 2018.

              After incorporating results of the Company financial performance and individual performance, the following payouts were approved for 2018 performance:

Named Executive Officer	2018 Annual Bonus

Robert S. Harrison	$1,139,850

Eric K. Yeaman	715,402

Alan H. Arizumi	316,118

Ravi Mallela(1)	341,955

Lance A. Mizumoto	191,508

Mitchell E. Nishimoto	165,000

Michael H.F. Ching	—

(1)
Mr. Mallela received a guaranteed bonus equal to 75% of his base salary for 2018 pursuant to the terms of his offer letter.

Long-Term Incentive Plan

              Our Board amended and restated the First Hawaiian Bank Long-Term Incentive Plan effective August 9, 2016, which was assumed by First Hawaiian and retitled the First Hawaiian, Inc. Long-Term Incentive Plan (the "LTIP"). The Compensation Committee sets performance goals under the LTIP for overlapping three-year performance periods.

              The performance share unit award for the 2018-2020 LTIP cycle (the "2018-2020 LTIP Award") provides for cliff vesting following the end of a three-year performance period, and can be earned between 0-100% of target based on performance. Performance is measured equally between Cumulative Pre-Tax Income and Relative Total Shareholder Return ("TSR"), and TSR is equally divided across two comparator groups. The Committee believes this approach appropriately measures long-term performance in a way that is well aligned with the interests of stockholders and provides balance between financial results and relative TSR. The maximum award that can be earned is 100% of target award. In the event that the calculated achievement factor illustrated in the table below exceeds 100% of target on an aggregate basis, the award will be reduced to 100%.

50% Cumulative Pre-Tax Income		25% Relative TSR vs. KBW Regional Bank Index		25% Relative TSR vs. Hawaii Peers(1)

Performance	% of PSUs Earned	Performance	% of PSUs Earned	Performance	% of PSUs Earned

115% of Target	125%	75th Percentile	125%	≥ +2% of Median	125%

Target	100%	50th Percentile	100%	+/- 0% of Median	100%

85% of Target	50%	30th Percentile or lower	75%	≤ –2% of Median	75%

(1)
Hawaii Peers are Bank of Hawaii Corp. and Central Pacific Financial Corp.

              The following target 2018-2020 LTIP Awards were granted to our NEOs:

	Performance Share Units

Named Executive Officer	Number of Units	Grant Date Fair Value ($)(1)

Robert S. Harrison	25,413	$543,965

Eric K. Yeaman	26,279	562,502

Alan H. Arizumi	9,647	206,494

Ravi Mallela(2)	29,871	639,389

Lance A. Mizumoto	7,503	160,602

Mitchell E. Nishimoto	6,253	133,845

Michael H.F. Ching	—	—

(1)
The amounts in this column represent the grant date fair value, as determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.
(2)
The grant date fair value of Mr. Mallela's target 2018-2020 LTIP Award was agreed in his offer letter as described below. See "—Employment Agreements and Offer Letters—Offer Letter with Mr. Mallela."

              The Compensation Committee will determine performance for the 2018-2020 LTIP Awards within 90 days following December 31, 2020.

Employment Agreements and Offer Letters

Employment Agreement with Mr. Harrison

              We previously entered into an employment agreement with Mr. Harrison, which became effective on January 1, 2012. The agreement was for an initial term of two years with automatic one-year extensions at the end of each year unless notice of termination is provided. During the initial term of the agreement, Mr. Harrison served as President and Chief Executive Officer, reporting to the board of directors of First Hawaiian Bank and the Chief Executive Officer of BancWest. Mr. Harrison has since been named Chairman and he continues to serve as Chief Executive Officer of First Hawaiian. Material terms of the employment agreement include: an annual base salary of $650,000 (which has since been increased to $935,000 for 2018); participation in the Bonus Plan with an annual target bonus of 80% of his annual base salary (which has since been increased to 100% for 2018) with an earn-out range of 0% to 200% of the target (which has since been changed to an earn-out rate of from 0% to 100% of the target for 2018); and participation in the LTIP, with a target award equal to 50% of his annual base salary (which has since been increased to 61% for 2018) with an earn-out range of 0% to 200% of the target (which has since been changed to a range of 0% to 100% of the target for 2018).

              Mr. Harrison's employment agreement also includes severance benefits, which have since been replaced by his participation in the Executive Change-in-Control Retention Plan of First Hawaiian Bank (the "Executive CIC Plan") as described under "Executive Compensation—Potential Payments upon Termination or Change in Control—Executive Change-In-Control Retention Plan of First Hawaiian Bank" below.

              The employment agreement also contains (i) a confidentiality provision that applies during the term of employment and for one year following any termination of employment, (ii) a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits and (iii) an employee non-solicit provision that applies during the term of employment and for one year following any termination of employment.

Offer Letter with Mr. Yeaman

              We previously entered into an offer letter with Mr. Yeaman, which became effective on June 15, 2015. Pursuant to the letter agreement, Mr. Yeaman is an "at will" employee and serves as President and Chief Operating Officer of First Hawaiian Bank. Mr. Yeaman has since been named President and Chief Operating Officer of First Hawaiian, and was appointed Interim Chief Financial Officer of First Hawaiian effective January 31, 2018 through September 6, 2018. Material terms of the offer letter include: an annual base salary of $725,000 (which has since been increased to $780,727 for 2018), subject to periodic review; a one-time sign-on bonus of $100,000, which was subject to repayment if Mr. Yeaman's employment terminated prior to the first anniversary of his start date; participation in the Incentive Plan for Key Employees (and now the Bonus Plan) with an annual target bonus of 90% of Mr. Yeaman's annual base salary; participation in the LTIP with a target award equal to 75% of Mr. Yeaman's annual base salary; participation in the BNP Paribas International Sustainability and Incentive Scheme with a target value of $110,000, which participation (with respect to new awards) ended as of the date of our IPO; participation in the Executive CIC Plan; and an auto allowance of $7,200 per year and certain membership fees. In addition, Mr. Yeaman was granted a transition award opportunity of $710,000 to replace the loss of unvested compensation under deferred compensation arrangements at a prior employer, which comprised 50% in fixed cash and 50% in a cash incentive award, the value of which is tied to the price of BNPP stock. The transition award was paid out entirely in cash in two installments, on March 31, 2016 and on March 31, 2017, and resulted in a payment of $307,682 for 2016 and $348,852 for 2017.

Offer Letter with Mr. Mallela

              On July 25, 2018, we entered into an offer letter with Mr. Mallela. Pursuant to the letter agreement, Mr. Mallela is an "at will" employee and serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank. Material terms of the offer letter include: an annual base salary of $450,000; a one-time sign-on cash award of $150,000, which is subject to repayment should Mr. Mallela resign prior to the one-year anniversary of his start date, participation in the Bonus Plan with an annual bonus equal to 75% of Mr. Mallela's annual base salary for 2018 and an annual target bonus of 75% of Mr. Mallela's annual base salary for future years; participation in the LTIP, including an award of PSUs valued at $668,834 for the 2018-2020 performance period; an award of Company restricted share units valued at $991,472 subject to a three-year vesting schedule, in consideration for equity awards that Mr. Mallela forfeited in connection with his departure from his previous employer; participation in the Executive CIC Plan; an auto allowance of $7,200 per year; and relocation benefits (up to a maximum of $30,000) which will be grossed up in 2019, subject to repayment of 100% (up to a maximum of $30,000), 75% (up to a maximum of $22,500) or 50% (up to a maximum of $15,000) of these relocation benefits if he resigns within one year, two years or three years of his hire date, respectively.

Separation and Consulting Agreements with Mr. Ching

              On January 8, 2018, the Company and the Bank entered into a Separation Agreement Including Release of Claims (the "Separation Agreement") with Mr. Ching in connection with his resignation from all officer and director positions he held with the Company, the Bank and any subsidiary or affiliate of the Company effective January 31, 2018. Pursuant to the Separation Agreement, the Company retained Mr. Ching as a consultant pursuant to the terms of a Consulting

Agreement (the "Consulting Agreement") entered into on February 1, 2018; the Bank paid Mr. Ching a discretionary bonus for the 2017 performance year in the amount of $235,291; and the Company waived any unamortized portion of the Waialae Country Club initiation fee paid by the Company on behalf of Mr. Ching. Mr. Ching also received final wages through, and including, January 31, 2018, payment for accrued and unused vacation and any earned amount under the LTIP for the 2015-2017 cycle ended December 31, 2017.

              Under the Consulting Agreement, Mr. Ching provided consulting and advisory services to the Company and the Bank from February 1, 2018 through June 30, 2018. During 2018, Mr. Ching was paid $203,037 for his consulting services plus reimbursement of certain business expenses. Pursuant to the Consulting Agreement, Mr. Ching remains subject to customer and employee non-solicitation covenants that run for a period of 12 months following the end of the consulting engagement.

Other Benefits and Retirement Plans

First Hawaiian, Inc. 401(k) Savings Plan

              Effective January 6, 2017, we adopted the First Hawaiian, Inc. 401(k) Savings Plan (the "401(k) Plan"). This is a tax-qualified defined contribution savings plan for all eligible employees of First Hawaiian, including each of our NEOs. Under the 401(k) Plan, eligible employees may contribute up to 75% of their pay (subject to Internal Revenue Service ("IRS") limitations) to the 401(k) Plan commencing upon their date of hire. Contributions are withheld by payroll deductions on a pre-tax basis. After participants have completed one year and 1,000 hours of service, First Hawaiian will match 100% of the first 5% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan up to the IRS allowable maximum. Participants are 100% vested in the employer matching contributions. Messrs. Harrison, Yeaman, Arizumi, Mizumoto and Nishimoto are eligible for such First Hawaiian matching contributions, and Mr. Ching was eligible for such matching contributions prior to his resignation. Mr. Mallela will become eligible for such First Hawaiian matching contributions on October 1, 2019.

First Hawaiian, Inc. Future Plan

              Effective May 16, 2016, we adopted the First Hawaiian, Inc. Future Plan, (the "Future Plan"). The Future Plan is a money purchase plan that is designed to help eligible employees build long-term savings through First Hawaiian contributions toward retirement. Under the Future Plan, First Hawaiian contributes an amount equal to 2.5% of an eligible employee's base salary and any incentive compensation payments, excluding LTIP awards, subject to applicable IRS limits. Employees may direct how contributions will be invested. Contributions are made each calendar quarter to a Future Plan account that is held in the name of each participant. Employees vest ratably in the plan, over five years of service with First Hawaiian, or upon death, disability (as defined in the Future Plan) or attainment of age 65. Messrs. Harrison, Yeaman, Arizumi, Mizumoto and Nishimoto participate in the Future Plan, and Mr. Ching participated in the Future Plan prior to his resignation.

Other Retirement and Deferred Compensation Arrangements

              In connection with the IPO, we adopted the First Hawaiian, Inc. Deferred Compensation Plan (2016 Restatement) (the "First Hawaiian, Inc. DCP") effective December 13, 2016 for First Hawaiian participants. We also maintain the First Hawaiian Bank Deferred Compensation Plan (the "First Hawaiian Bank DCP") and the First Hawaiian, Inc. Supplemental Executive Retirement Plan (the

"SERP"). The SERP was amended and restated as of April 1, 2016 to change the name to its current title, the First Hawaiian, Inc. Supplemental Retirement Plan, but was referred to by its previous title, the BancWest Corporation Supplemental Executive Retirement Plan, in our previous proxy statements.

              Under the First Hawaiian, Inc. DCP, the Compensation Committee of our Board may designate employees for retirement contributions and participants may defer portions of their base salary or cash-based incentive award. Messrs. Harrison, Arizumi and Nishimoto participate in the First Hawaiian, Inc. DCP, and Messrs. Arizumi and Nishimoto receive retirement contributions under the First Hawaiian, Inc. DCP. Under the First Hawaiian Bank DCP, participating employees may defer a portion of their base salary, commission, or incentive compensation. Under the First Hawaiian Bank DCP, the Compensation Committee may also, in its discretion, designate employees on whose behalf First Hawaiian Bank may make executive retirement contributions. For 2018, Messrs. Yeaman, Mallela, Mizumoto and Ching received an executive retirement contribution under the First Hawaiian Bank DCP equal to 7.5% of base salary and any incentive compensation payments, excluding LTIP awards. Such retirement contributions vest over five years of service with First Hawaiian Bank with automatic vesting upon attainment of age 65, disability or death prior to termination of employment. Executive retirement contributions are paid in either a lump sum or annual installments, as elected by the executive.

              The SERP, which will be frozen as of July 1, 2019, is a non-qualified plan under which participating executives generally receive a benefit equal to a percentage of the average annual rate of compensation earned during the 60 consecutive calendar months out of the last 120 calendar months of employment that results in the highest average, subject to reduction in the case of early retirement. Mr. Harrison is the only NEO that participates in the SERP and receives a benefit equal to a percentage of the highest consecutive 12 months of compensation earned during his final 60 months of service prior to retirement (excluding the $950,000 supplemental bonus awarded to Mr. Harrison for 2018), subject to reduction in the case of early retirement. The target percentage is 60% multiplied by a fraction based on credited years of service under the SERP. The benefit is also reduced by benefits received pursuant to other retirement plans, including, among others, the 401(k) Plan, the Future Plan, and 50% of an executive's monthly primary social security benefit, determined as if the executive was age 65. SERP participants may elect to receive benefits in a monthly annuity, monthly installments or a lump sum, subject to certain restrictions.

              Under each of the First Hawaiian, Inc. DCP and the SERP, within thirty days after a "change in control of the company," any amounts credited to accounts of participants in each respective plan that have not previously been contributed to a trust are required to be contributed to a trust. Similarly, within thirty days after a "change in control of a bank subsidiary" any amounts credited to accounts of participants in each respective plan who are employees of that bank subsidiary that have not previously been contributed to a trust are required to be contributed. "Change in control of the company," as used in the First Hawaiian, Inc. DCP and the SERP, generally means, (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of First Hawaiian, Inc., (ii) a merger or consolidation of First Hawaiian, Inc., a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of First Hawaiian, Inc. or (B) the shares of First Hawaiian, Inc. outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of First Hawaiian, Inc. "Change in control of a bank subsidiary" generally means (i) any person other than BNPP, any affiliate of BNPP or a fiduciary holding shares under an employee benefit plan, becomes the beneficial owner of more than 50% of the combined voting power of either First Hawaiian Bank or Bank of the West, (ii) a merger or consolidation of either First Hawaiian Bank or Bank of the West, a result of which either (A) any person other than BNPP or an affiliate becomes the beneficial owner of more than 50% of the voting power of either First Hawaiian Bank or Bank of the West or (B) the shares of either First Hawaiian Bank or Bank of the West outstanding immediately prior to such transaction do not represent a majority of the voting power of all voting securities of such entity outstanding immediately after such transaction or (iii) the sale of all or substantially all of the assets of either First Hawaiian Bank or Bank of the West.

Insurance Plans

              Our NEOs participate in a variety of insurance plans, including a group variable universal life insurance policy, an individual disability insurance policy, a group life insurance plan and an executive life insurance plan. Company-paid premiums under those policies are disclosed in the Summary Compensation Table below.

Compensation Risk Management and Governance Policies

Guidelines for Lending and Borrowing

              Employees may not personally lend to, or borrow from, other employees or customers. Employees may not borrow from a vendor or customer, except through the use of a customary retail charge account. Employees may borrow from another bank or financial institution, but they may not accept favored treatment that is not extended to other customers of the bank or financial institution as to interest rate, maturity, security, repayment terms or any other provisions. In addition, all directors and those executive officers designated by the Board must be familiar with and abide by Regulation O and its requirements regarding extensions of credit to insiders or to their related interests.

Stock Ownership Guidelines

              To ensure alignment of interests of our executives and non-employee directors with those of our stockholders, we adopted stock ownership guidelines. The guidelines were revised for senior management in February 2019, and covered persons have five years from the most recent amendment of the revised guidelines, i.e., until early 2024 in the case of senior management, or the date the policy or amendment becomes applicable to them, to attain the required ownership levels. The revised guidelines are as follows:

  •
  Chief Executive Officer = 5x Base Salary

  •
  Chief Operating Officer = 2.5x Base Salary

  •
  Other Named Executive Officers = 2x Base Salary

  •
  Non-Employee Directors = 3x Annual Cash Retainer

              Shares that count toward satisfaction of the guidelines include: shares owned outright, deferred shares or deferred stock units, shares purchased through the Employee Stock Purchase Plan, shares held in retirement accounts, unvested restricted stock or restricted stock units and earned but unvested performance shares or performance share units.

              All participants are currently within their five-year window for compliance with these guidelines.

Clawback Policy

              For 2018, BNPP's clawback policy, which applied to each of their controlled entities, including First Hawaiian, provided that in the case of conduct that warrants dismissal, BNPP may recover all or part of certain awards that have already been paid. Following BNPP's sale of their ownership position in First Hawaiian, we adopted a new clawback policy, effective February 27, 2019, covering all cash and equity incentive compensation. The policy provides for a three-year lookback and, subject to the Compensation Committee's discretion, First Hawaiian may recover all or part of certain awards that have been paid or will be paid due to financial restatement, inaccurate calculation of incentive compensation, individuals operating outside First Hawaiian's risk policies, and employees committing ethical misconduct.

Prohibition on Share Pledging and Hedging

              Employees, their immediate family members and household members may not pledge Company stock as collateral for a loan. This includes the use of a traditional margin account with a broker dealer, unless the Company stock is treated as non-marginable by the broker dealer. In addition, they are prohibited from engaging in short-term or speculative transactions in Company stock, including hedging or monetization transactions.

Deductibility of Executive Compensation

              When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits, but these considerations are not dispositive. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million per year paid by a public company to its "covered employees." In the case of a corporation that becomes publicly held, including in connection with an initial public offering, transition relief from the application of Section 162(m) will apply to certain compensation provided pursuant to a plan or agreement that existed during the period in which it was not publicly held. Such transition relief is expected to apply to First Hawaiian until the first stockholder meeting after the close of the third calendar year following the IPO, i.e., our 2020 annual meeting of stockholders, unless the applicable plan sooner expires or is materially modified. Notwithstanding the foregoing, we reserve the right to pay amounts that are not deductible under Section 162(m) during any period when Section 162(m) is applicable to us.

              Pursuant to tax legislation enacted in December 2017, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying "performance-based compensation" unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the scope of which remains uncertain) and the definition of "covered employees" has been expanded to include a company's chief financial officer, in addition to the chief executive officer and three other most highly paid executive officers, plus any individual who has been a "covered employee" in any taxable year beginning after December 31, 2016.

Compensation Committee Report

              The Compensation Committee has reviewed the CD&A as required by Item 402(b) of Regulation S-K and discussed it with the Company's management team. Based on such review and discussions with management, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

              Matthew J. Cox, Chairman

              Jenai S. Wall

              Allen B. Uyeda

Assessing Risk in the Compensation Programs

              The Compensation Committee has evaluated our compensation policies and practices in place in 2018 and has concluded that none of the Company's incentive plans were likely to motivate behavior that would result in a material adverse impact to the company. The potential risks identified through the process were determined to be effectively mitigated through established risk controls, leadership oversight, and the culture of proactive risk management.

              Specifically, the Compensation Committee undertook an in-depth review of incentive programs in 2018 and concluded that, overall, the Company's incentive programs and plans currently in place are strong. Going forward, the Compensation Committee intends to continue to review and enhance its incentive programs to mitigate potential risks.

EXECUTIVE COMPENSATION

Summary Compensation Table

              The following table presents information with respect to our NEOs for the fiscal years ended December 31, 2016, 2017 and 2018.

Name and Principal Position	Year	Salary(2)	Bonus(3)		Stock Awards(6)	Non-Equity Incentive Plan Compensation(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8)	All Other Compensation(9)	Total

Robert S. Harrison	2018	$1,125,000	$2,089,850		$543,965	$137,500	$53,307	$127,184	$4,076,806

Chairman and Chief	2017	1,116,042	775,020		1,237,226	1,147,380	1,348,971	135,135	5,759,774

Executive Officer	2016	1,065,000	893,000		1,612,966	789,900	746,429	110,974	5,218,269

Eric K. Yeaman(1)	2018	780,727	715,402		562,502	62,500	—	164,116	2,285,247

President and Chief	2017	759,196	1,034,369	(4)	544,372	1,051,612	—	163,586	3,553,135

Operating Officer;	2016	743,125	979,682	(4)	1,250,298	—	—	165,865	3,138,970
Former Interim Chief Financial Officer

Alan H. Arizumi(1)	2018	480,000	316,118		206,494	31,250	—	120,548	1,154,410

Vice Chairman, Wealth Management Group	2017	415,156	312,000		179,869	343,054	—	99,575	1,349,654

Ravi Mallela(1)	2018	142,497	491,955	(5)	1,630,861	—	—	47,199	2,312,512
EVP, Chief Financial Officer and Treasurer

Lance A. Mizumoto(1)	2018	420,030	191,508		160,602	—	—	97,084	869,224
Vice Chairman and Chief Lending Officer, Commercial Banking Group

Mitchell E. Nishimoto(1)	2018	347,820	165,000		133,845	23,125	—	83,588	753,378
Vice Chairman and Head of the Retail Banking Group

Michael H.F. Ching(1)	2018	51,282	—		—	—	—	211,647	262,929

Former EVP, Chief Financial Officer and Treasurer	2017	465,109	235,291		178,889	328,780	—	102,448	1,310,517

(1)
Messrs. Arizumi and Ching were not NEOs in 2016, and Messrs. Mallela, Mizumoto and Nishimoto were not NEOs in 2016 or 2017. Mr. Ching resigned his positions with the Company effective January 31, 2018. Mr. Yeaman served as Interim Chief Financial Officer of the Company and FHB from January 31, 2018 to September 6, 2018. Mr. Mallela was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank effective September 7, 2018.
(2)
The amount in this column for Mr. Harrison represents his salary ($935,000 for fiscal year 2018) and his role-based allowance ($190,000).
(3)
The amounts in this column represent incentive cash awards earned under the Bonus Plan.
(4)
In addition to cash awards earned by Mr. Yeaman under the Bonus Plan, such amounts include $348,852 and $307,682 for fiscal years 2017 and 2016, respectively, representing the portion of his transition award under his offer letter that was payable in 2017 and 2016, respectively. See "Compensation Discussion and Analysis—Employment Agreements and Offer Letters—Offer Letter with Mr. Yeaman" above.
(5)
In addition to the cash award earned by Mr. Mallela under the Bonus Plan, this amount includes a one-time sign-on cash award in the amount of $150,000, subject to repayment if Mr. Mallela resigns during the first year of employment. See "Compensation Discussion and Analysis—Employment Agreements and Offer Letters—Offer Letter with Mr. Mallela" above.
(6)
The amounts in this column for fiscal year 2018 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the 2018-2020 LTIP Awards and, solely for Mr. Mallela, an award of time-based restricted share units granted to him in connection with the commencement of his employment in consideration for equity awards Mr. Mallela forfeited upon leaving his prior employer. The amounts in this column for fiscal year 2017 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the LTIP for the 2017-2019 cycle (the "2017-2019 LTIP Awards"). The amounts in this column for fiscal year 2016 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of performance share unit awards granted pursuant to the LTIP for the 2016-2018 cycle (the "2016-2018 LTIP Awards") and one-time grants of restricted shares and performance share units (the "IPO PSUs") in connection with our IPO valued at $496,695 and $286,549 for Messrs. Harrison and Yeaman, respectively. For further information regarding grant date fair value calculations, see Note 21 to the Consolidated Financial Statements included in First Hawaiian's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Each of the 2018-2020 LTIP Awards, the 2017-2019 LTIP Awards, the 2016-2018 LTIP Awards and IPO PSU amounts are based on assumed performance achievement of 100%, which is the highest level of performance share unit award amounts that may be earned.

(7)
The amounts in this column for fiscal year 2018 represent cash-based awards granted under the BNPP CSIS for Messrs. Harrison, Yeaman, Arizumi and Nishimoto with a performance period from 2016-2018. The amounts in this column for fiscal year 2017 represents the cash incentive awards earned under the LTIP for the 2015-2017 cycle (the "2015-2017 LTIP Awards") and, for Messrs. Harrison and Arizumi, cash-based awards granted under the BNPP GSIS in 2015 with a performance period from 2016-2018. The amounts in this column for fiscal year 2016 represent the cash incentive awards earned under the LTIP for the 2014-2016 cycle (the "2014-2016 LTIP Awards") and the cash awards granted under the BNPP International Sustainability and Incentive Scheme (the "BNPP ISIS") for the 2014-2016 performance period. Mr. Ching was granted an award under the BNPP GSIS for the 2016-2018 performance period, but such award was forfeited in connection with his resignation.
(8)
The amounts in this column reflect the actuarial increase in the present value of benefits under the SERP. Mr. Harrison is the only NEO who participates in the SERP, and none of our NEOs received above-market earnings on their non-qualified deferred compensation accounts. See "Compensation Discussion and Analysis—Other Benefits and Retirement Plans" for more information.
(9)
The items comprising "All Other Compensation" for 2018 are:

Name	Perquisites and Other Personal Benefits(a)	Tax Reimbursements(b)	Contributions to Defined Contribution Plans(c)	Insurance Premiums(d)	Other		Total

Robert S. Harrison	$41,916	$54,037	$20,625	$10,606	$—		$127,184

Eric K. Yeaman	29,030	1,839	130,593	2,654	—		164,116

Alan H. Arizumi	26,074	4,043	80,025	10,406	—		120,548

Ravi Mallela	35,206	138	10,687	1,168	—		47,199

Lance A. Mizumoto	22,440	4,160	59,248	11,236	—		97,084

Mitchell E. Nishimoto	18,633	2,426	55,637	6,892	—		83,588

Michael H.F. Ching	2,061	9,234	5,882	569	193,901	(e)	211,647

(a)
"Perquisites and Other Personal Benefits" include: for Messrs. Harrison and Yeaman, company provided parking, automobile allowance and related expenses, club dues and fees, meals, spousal travel expenses and non-cash gifts provided to First Hawaiian Bank directors; for Mr. Mallela, company provided parking, automobile allowance and related expenses, meals, executive physical fee, and relocation benefits in the amount of $26,143; for Messrs. Arizumi, Mizumoto, Nishimoto and Ching, company provided parking, automobile allowance and related expenses, club dues and fees, and meals.
(b)
Reflects the reimbursement of taxes in 2018 payable by Mr. Harrison in respect of his 2018 SERP accrual ($50,459) and group variable universal life insurance policy ($3,578); by Mr. Yeaman in respect of his group variable universal life insurance policy ($1,839); by Mr. Arizumi in respect of his group variable life insurance policy ($4,043); by Mr. Mallela in respect of his group variable universal life insurance policy ($138); by Mr. Mizumoto in respect of his group variable universal life insurance policy ($4,160); by Mr. Nishimoto in respect of his group variable universal life insurance policy ($2,426); and by Mr. Ching in respect of his group variable universal life insurance policy ($97) and consulting fees pursuant to his Consulting Agreement ($9,137). Tax reimbursements on SERP accruals and company-paid premiums on life insurance will be eliminated from our compensation program in 2019.
(c)
Reflects Company contributions for Mr. Harrison under the 401(k) Plan ($13,750) and the Future Plan ($6,875); for Mr. Yeaman under the 401(k) Plan ($13,750), the Future Plan ($6,875) and the First Hawaiian Bank DCP ($109,968); for Mr. Arizumi under the 401(k) Plan ($13,750), the Future Plan and the First Hawaiian, Inc. DCP ($59,400); for Mr. Mallela under the First Hawaiian Bank DCP ($10,687); for Mr. Mizumoto under the 401(k) Plan ($7,708), the Future Plan ($6,875) and the First Hawaiian Bank DCP ($44,665); for Mr. Nishimoto under the 401(k) Plan ($9,250), the Future Plan ($6,875) and the First Hawaiian Inc. DCP ($39,512); and for Mr. Ching under the 401(k) Plan ($1,161), the Future Plan ($980) and the First Hawaiian Bank DCP ($2,941), as discussed under "Compensation Discussion and Analysis—Other Benefits and Retirement Plans" above.
(d)
Reflects insurance premiums paid for the benefit of the NEOs, including: for Messrs. Harrison, Yeaman, Arizumi, Mallela, Mizumoto, Nishimoto and Ching in a group variable universal life insurance policy, an individual disability insurance policy and a group life insurance plan.
(e)
Reflects the payment of consulting fees paid to Mr. Ching in the amount of $193,901 pursuant to his Consulting Agreement.

    Long-Term Incentive Plan Awards

              Awards made prior to 2016 were paid in cash within two and a half months after the end of the applicable performance period and are reported in the Summary Compensation Table as "Non-Equity Incentive Plan Compensation." Awards made in 2018, 2017 and 2016 were made under the LTIP in the form of performance share units, as discussed above under "Compensation Discussion and Analysis—Long-Term Incentive Plan."

              The 2018-2020 LTIP Awards were granted in performance share units in 2018 and are reported in the Summary Compensation Table as compensation for the 2018 fiscal year. The 2015-2017 LTIP Awards, which were paid in cash in 2018, and the 2017-2019 LTIP Awards, which were granted in performance share units in 2017, are both reported in the Summary Compensation Table as compensation for the 2017 fiscal year. The 2014-2016 LTIP Awards, which were paid in cash in 2017, and the 2016-2018 LTIP Awards, which were granted in performance share units in 2016, are both reported in the Summary Compensation Table as compensation for the 2016 fiscal year.

    Legacy Awards

              Prior to the IPO, BNPP granted awards under certain BNPP compensation plans, including the BNPP GSIS, the BNPP CSIS and the BNPP ISIS, to certain executives. BNPP granted cash-based awards under the BNPP GSIS in 2015 with a performance period from 2015-2017 to certain executives, including Messrs. Harrison and Arizumi, and in 2016 with a performance period from 2016-2018 to certain executives, including Mr. Ching. BNPP granted cash-based awards under the BNPP CSIS in 2016 with a performance period from 2016-2018 to certain executives, including Messrs. Harrison, Yeaman, Arizumi and Nishimoto. The performance measures for these awards are based on BNPP's operating performance, corporate social responsibility performance and positive pre-tax income. The amounts to be paid under the BNPP CSIS awards granted in 2016, as reported in the Summary Compensation Table above as "Non-Equity Incentive Plan Compensation" for 2018, were $137,500 for Mr. Harrison, $62,500 for Mr. Yeaman, $31,250 for Mr. Arizumi and $23,125 for Mr. Nishimoto. The BNPP GSIS award granted to Mr. Ching in 2016 was forfeited in connection with his resignation.

              In connection with the IPO, our Board approved the award of special one-time grants of restricted shares and performance share units (the "IPO awards") to certain key executives, including each of our NEOs, which were granted upon the completion of the IPO. The restricted share portion of the IPO awards was fully vested on grant and subject to transfer restrictions that lapsed six months following the grant date for 50% of the restricted shares and 18 months following the grant date for the remaining 50% of the restricted shares. The performance share units portion of the IPO awards vest in three equal annual installments on each of the first three anniversaries of the date of the IPO, subject to continued employment (other than a termination of employment by reason of death, disability or retirement) and positive First Hawaiian Core Net Income, as defined within the terms of the performance share unit award agreement, in the fiscal year immediately preceding the applicable vesting date. Performance share units are subject to transfer restrictions that will lapse six months following the applicable vesting date.

2018 Grants of Plan-Based Awards

              The following table sets forth plan-based awards granted in 2018.

					All Other
					Stock Awards
		Estimated Future Payouts Under			Number of		Grant Date
		Equity Incentive Plan Awards(1)			Shares of		Fair Value of

		Threshold	Target	Maximum	Stock or Units		Stock
Name	Grant Date	(#)	(#)	(#)	(#)		Awards(3)

Robert S. Harrison	12/19/18	15,883	25,413	25,413	—		$543,965

Eric K. Yeaman	12/19/18	16,424	26,279	26,279	—		562,502

Alan H. Arizumi	12/19/18	6,029	9,647	9,647	—		206,494

Ravi Mallela	12/19/18	18,669	29,871	29,871	—		639,389

	9/7/18	—	—	—	34,295	(2)	991,472

Lance A. Mizumoto	12/19/18	4,689	7,503	7,503	—		160,602

Mitchell E. Nishimoto	12/19/18	3,908	6,253	6,253	—		133,845

Michael H.F. Ching	—	—	—	—	—		—

(1)
Represents the 2018-2020 LTIP Awards under the LTIP. The target number of performance share units for each executive is equal to the highest level of performance share units that may be earned (100%).
(2)
Represents time-based restricted share units granted to Mr. Mallela under the First Hawaiian, Inc. 2016 Omnibus Incentive Plan in connection with the commencement of his employment and in consideration for equity awards Mr. Mallela forfeited upon leaving his prior employer. See "Compensation Discussion and Analysis—Employment Agreements and Offer Letters—Offer Letter with Mr. Mallela" above.
(3)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2018 Fiscal Year End

              As of December 31, 2018, our NEOs held outstanding equity-based awards of First Hawaiian as listed in the table below.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights Units That Have Not Vested ($)(6)

Robert S. Harrison	—	—	6,784	(1)	$152,708

	—	—	24,739	(2)	556,875

	—	—	43,362	(3)	976,079

	—	—	25,413	(4)	572,047

Eric K. Yeaman	—	—	3,913	(1)	88,082

	—	—	24,347	(2)	548,051

	—	—	19,079	(3)	429,468

	—	—	26,279	(4)	591,540

Alan H. Arizumi	—	—	2,610	(1)	58,751

	—	—	6,000	(2)	135,060

	—	—	6,304	(3)	141,903

	—	—	9,647	(4)	217,154

Ravi Mallela	—	—	29,871	(4)	672,396

	34,295(5)	771,980	—		—

Lance A. Mizumoto	—	—	3,633	(3)	81,779

	—	—	7,503	(4)	168,893

Mitchell E. Nishimoto	—	—	2,610	(1)	58,751

	—	—	4,434	(2)	99,809

	—	—	3,935	(3)	88,577

	—	—	6,253	(4)	140,755

Michael H.F. Ching	—	—	—		—

(1)
Represents performance share units granted in connection with our IPO, which vest in three equal annual installments on each of August 9, 2017, August 9, 2018 and August 9, 2019, subject to continued employment through the vesting date.
(2)
Represents the 2016-2018 LTIP Awards at 100% performance, which cliff vest within 90 days following the end of the three-year performance period.
(3)
Represents the 2017-2019 LTIP Awards at 100% performance, which cliff vest within 90 days following the end of the three-year performance period.
(4)
Represents the 2018-2020 LTIP Awards at 100% performance, which cliff vest within 90 days following the end of the three-year performance period.
(5)
Represents time-based restricted share units granted in connection with the commencement of Mr. Mallela's employment that vest in equal installments on September 7, 2019, September 7, 2020 and September 7, 2021.
(6)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $22.51 per share on December 31, 2018.

2018 Stock Vested

              The following table sets forth information with respect to our NEOs regarding the value of stock awards that vested in 2018, which, for each applicable NEO, were performance share units that vested on August 9, 2018.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Robert S. Harrison	6,782	$195,389

Eric K. Yeaman	3,913	112,734

Alan H. Arizumi	2,608	75,136

Ravi Mallela	—	—

Lance A. Mizumoto	—	—

Mitchell E. Nishimoto	2,608	75,136

Michael H.F. Ching	—	—

(1)
Includes the portion of performance share units granted in connection with our IPO that vested on August 9, 2018.
(2)
Based on the closing sale price of First Hawaiian common stock on NASDAQ of $28.81 per share on August 9, 2018, the date of vesting.

2018 Pension Benefits

              The following table provides information with respect to each defined benefit or other pension plan that provides for pension benefits in which our NEOs participate. For 2018, Mr. Harrison participated in the SERP. For more information, see "Compensation Discussion and Analysis—Other Benefits and Retirement Plans."

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Robert S. Harrison	SERP	25	$11,966,126	$—

(1)
As of December 31, 2018.

2018 Nonqualified Deferred Compensation

              The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which our NEOs participate. For 2018, Messrs. Harrison, Arizumi and Nishimoto participated in the First Hawaiian, Inc. DCP and

Messrs. Yeaman, Mallela, Mizumoto and Ching participated in the First Hawaiian Bank DCP. For more information, see "Compensation Discussion and Analysis—Other Benefits and Retirement Plans."

Name	Executive Contributions in Fiscal Year 2018(1)	Registrant Contributions in Fiscal Year 2018(1)	Aggregate Earnings in Fiscal Year 2018(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2018(2)

Robert S. Harrison	$251,420	$—	$60,022	$—	$1,479,957

Eric K. Yeaman	—	109,968	5,195	—	382,541

Alan H. Arizumi	252,814	59,400	91,774	—	2,320,651

Ravi Mallela	8,250	10,687	35	—	18,973

Lance A. Mizumoto	—	44,665	(7,514)	—	56,482

Mitchell E. Nishimoto	8,950	39,512	8,212	—	221,238

Michael H.F. Ching	—	2,941	3,063	(12,808)	46,637	(3)

(1)
Amounts reported as contributions for the registrant are reported as "All Other Compensation" in the Summary Compensation Table for 2018.
(2)
Amounts reported here were not previously reported in the Summary Compensation Table.
(3)
Amounts do not include forfeiture of the unvested balance totaling $97,829.

Potential Payments upon Termination or Change in Control

    Executive Change-in-Control Retention Plan of First Hawaiian Bank

              In May 2015, the First Hawaiian Bank board of directors adopted the Executive CIC Plan to advance the interests of First Hawaiian Bank by ensuring the continued employment, dedication and focused attention of its executive officers, notwithstanding the possibility, threat or occurrence of a change in control. Executive officers of First Hawaiian Bank become eligible to participate in the plan upon designation by the Compensation Committee of the First Hawaiian Bank board of directors. Each of our NEOs participate in the Executive CIC Plan. Mr. Harrison's participation in the Executive CIC Plan replaces the severance benefits he would otherwise be entitled to pursuant to his employment agreement. Severance benefits provided under the Executive CIC Plan vary based on the level of employee. The following description and level of severance benefits applies to our NEOs as of December 31, 2018 and not necessarily applicable to other participants in the Executive CIC Plan. Messrs. Mizumoto and Nishimoto were each named Vice Chairman effective as of January 1, 2019. Accordingly, they will receive the higher level of benefits described below in the event of a future qualifying termination.

              Under the Executive CIC Plan, if within two years after a "change in control" (x) an executive's employment is involuntarily terminated without "cause" or (y) an executive terminates employment for "good reason," such executive is entitled to (i) a lump sum payment generally payable on the last day of the month following such termination of employment equal to (A) one times (one-half times for Messrs. Mallela, Mizumoto and Nishimoto) the executive's highest annual base salary earned at any time during the preceding three fiscal years; and (B) one times (one-half times for Messrs. Mallela, Mizumoto and Nishimoto) the largest of (1) the actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid to the executive under the Bonus Plan in any of the three fiscal years prior to termination; (ii) health benefits in the form of a subsidy toward the premium cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act for two years (one year for Messrs. Mallela, Mizumoto and

Nishimoto) after termination of employment; and (iii) reimbursement for reasonable expenses incurred for outplacement services, up to a maximum of $20,000. In addition, if an executive in the Executive CIC Plan executes a supplemental participation agreement to be bound by a non-competition provision and an employee and customer non-solicitation provision for one year after termination of employment and refrains from competing and soliciting employees and customers during such one-year period, the executive will also be entitled to a lump sum payment in the thirteenth month after termination equal to (i) one times (one-half times for Messrs. Mallela, Mizumoto and Nishimoto) the highest annual base salary earned at any time during the last three completed fiscal years; and (ii) one times (one-half times for Messrs. Mallela, Mizumoto and Nishimoto) the largest of (1) the executive's actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the executive's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid under the Bonus Plan to the executive in any of the three most recent consecutive fiscal years prior to termination of employment.

              Under the Executive CIC Plan, if outside of the two years after a "change in control," including during any period prior to a "change in control," (x) an executive is involuntarily terminated by First Hawaiian Bank without "cause" or (y) an executive terminates employment with First Hawaiian Bank for "good reason," such executive will be entitled to (i) a lump sum paid one month after termination of employment equal to (A) two times (one times for Messrs. Mallela, Mizumoto and Nishimoto) the executive's highest annual base salary at any time during the preceding three fiscal years; and (B) two times (one times for Messrs. Mallela, Mizumoto and Nishimoto) the largest of (1) the actual annual bonus earned under the Bonus Plan during the fiscal year in which termination occurs, (2) the participant's target annual bonus under the Bonus Plan at the date of termination and (3) the highest bonus actually paid under the Bonus Plan to the executive in any of the three most recent consecutive fiscal years prior to termination.

              For purposes of the Executive CIC Plan, "cause" generally means the executive's (i) willful failure to perform his or her duties, which is not remedied within fifteen business days following written notice; (ii) gross negligence in the performance of duties; (iii) conviction of, or plea of guilty or no contest to, any felony or any other crime involving the personal enrichment of the executive at First Hawaiian Bank's expense; (iv) willful engagement in conduct that is demonstrably and materially injurious to First Hawaiian Bank; (v) material violation of any federal or state banking law or regulation; (vi) material violation of any provision of First Hawaiian Bank's code of conduct and ethics or other established code of conduct to which the executive is subject; and (vii) willful violation of confidentiality, non-disparagement, non-competition, and employee and customer non-solicitation covenants.

              "Good reason" generally means an executive (i) has incurred a material reduction in base salary, authority, duties or responsibilities, or in the budget over which the participant has authority; (ii) has incurred a material reduction in the authority, duties or responsibilities of the executive's supervisor; or (iii) has been provided notice that his principal place of work will be relocated to a different Hawaiian Island or to a place more than 50 miles from the executive's base of employment immediately prior to the change in control.

              "Change in control" generally means, (i) any transaction as a result of which, immediately thereafter, BNPP owns directly or indirectly (A) securities of First Hawaiian, Inc. representing no more than 50% or less of the combined voting power of First Hawaiian, Inc. then outstanding or (B) securities of First Hawaiian Bank representing no more than 50% or less of the combined voting power of First Hawaiian Bank then outstanding or (ii) the sale of all or substantially all of the assets of First Hawaiian Bank to an unrelated third party. Accordingly, a "change in control" was triggered for purposes of the Executive CIC Plan on May 10, 2018. However, no benefits will be paid to any participant under the Executive CIC Plan unless such participant experiences a qualifying termination occurs within two years after the change in control.

              The Executive CIC Plan also contains (i) a confidentiality provision and (ii) a non-disparagement provision, each of which applies during employment and for one year following any qualifying termination of employment under the Executive CIC Plan.

    Outstanding Equity Awards

              In the event of termination without cause or for good reason within two years following a change in control, outstanding performance share units granted under the LTIP or as IPO awards will vest in full. For outstanding performance share units granted under the LTIP, in the event of retirement, death or disability, a pro-rated portion such performance share units will vest. For outstanding performance share units granted as IPO awards, upon a termination of employment by reason of disability or retirement, such performance share units will continue to vest as scheduled based on actual performance, and on a termination of employment by reason of death, such performance share units will vest in full and all transfer restrictions will immediately lapse.

    Potential Payments upon Termination or Change in Control

              The following table and footnotes describe certain potential payments that each NEO would receive upon certain terminations of employment, assuming that the termination event was effective as of December 31, 2018 and the value of our common stock of $22.51 the closing price of our common stock on December 31, 2018, the last trading day in 2018. Mr. Ching, who separated in January 2018, is not included in the table below because he was not employed by us on December 31, 2018. In connection with his separation, Mr. Ching received accrued but unused vacation pay (which is a benefit that is generally available to all salaried employees on a non-discriminatory basis) and consulting fees in the amount of $203,037 paid pursuant to the Consulting Agreement. For additional information, see "Compensation Discussion and Analysis—Employment Agreements and Offer Letters—Separation and Consulting Agreements with Mr. Ching" above. For information regarding benefits that would be payable with respect to the SERP, First Hawaiian, Inc. DCP and First Hawaiian Bank DCP, see the "Pension Benefits" and "Nonqualified Deferred Compensation" tables above.

Named Executive Officer	Cash Severance(2)	Health and Welfare Benefits	Stock Awards(3)	Outplacement Benefits	Total

Robert S. Harrison
Termination in Connection with a Change in Control(1)	$4,529,700	$3,953	$2,257,708	$20,000	$6,811,361
Termination without Cause or for Good Reason	4,529,700	—	—	—	4,529,700
Retirement	—	—	1,550,984	—	1,550,984
Death or Disability	—	—	1,550,984	—	1,550,984

Eric K. Yeaman
Termination in Connection with a Change in Control(1)	2,992,258	3,953	1,657,141	20,000	4,673,352
Termination without Cause or for Good Reason	2,992,258	—	—	—	2,992,258
Retirement	—	—	1,119,625	—	1,119,625
Death or Disability	—	—	1,119,625	—	1,119,625

Alan H. Arizumi
Termination in Connection with a Change in Control(1)	1,592,236	1,310	552,868	20,000	2,166,414
Termination without Cause or for Good Reason	1,592,236	—	—	—	1,592,236
Retirement	—	—	360,798	—	360,798
Death or Disability	—	—	360,798	—	360,798

Ravi Mallela
Termination in Connection with a Change in Control(1)	484,452	3,953	672,396	20,000	1,180,801
Termination without Case or for Good Reason	484,452	—	—	—	484,452
Retirement	—	—	224,132	—	224,132
Death or Disability	—	—	224,132	—	224,132

Lance A. Mizumoto
Termination in Connection with a Change in Control(1)	611,538	2,879	250,671	20,000	885,088
Termination without Cause or for Good Reason	611,538	—	—	—	611,538
Retirement	—	—	110,817	—	110,817
Death or Disability	—	—	110,817	—	110,817

Mitchell E. Nishimoto
Termination in Connection with a Change in Control(1)	526,820	3,947	387,892	20,000	938,659
Termination without Cause or for Good Reason	526,820	—	—	—	526,820
Retirement	—	—	264,530	—	264,530
Death or Disability	—	—	264,530	—	264,530

(1)
The severance amount included here assumes that the NEO agrees to be bound by, and complies with, the applicable restrictive covenants for twelve (12) months following termination.

(2)
For purposes of calculating the severance amount in accordance with the terms of the Executive CIC Plan, includes the largest annual base salary during the preceding three fiscal years and the largest bonus actually paid under the Bonus Plan during the preceding three fiscal years.
(3)
Represents accelerated vesting of otherwise unvested performance share units granted to our executives in connection with our IPO and granted under the LTIP.

Pay Ratio Disclosure

              SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Robert S. Harrison, to the annual total compensation of the median employee. For 2018, Mr. Harrison's annual total compensation was $4,064,844 and the median employee's annual total compensation was $47,419. Based upon this information, the ratio of the annual total compensation of Mr. Harrison to the median employee was 86 to 1.

              In identifying our median employee, we examined our active employee population (including full-time, part-time and peak employees), excluding our CEO, as of December 31, 2018, the last day of our fiscal year. Our median employee was determined by reviewing payroll records for our employee population, as reported to the IRS on Form W-2. We did not make any full-time equivalent adjustments to part-time and peak-time employees.

              The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules based on our employment and payroll records. The SEC rules governing pay ratio disclosures allow companies to apply numerous methodologies, exclusions and reasonable assumptions, adjustments and estimates to reflect their compensation practices. Thus, pay ratios that are reported by other companies, including our peers, may not be directly comparable to ours because other companies may have different employment and compensation practices, and may utilize different assumptions, methodologies, exclusions and estimates in calculating the pay ratio.

DIRECTOR COMPENSATION

2018 First Hawaiian Director Compensation Table

              The following table lists the individuals who received compensation in 2018 for their service as non-employee directors of First Hawaiian.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards(3)		All Other Compensation ($)(5)	Total ($)

Xavier Antiglio	$—	$—		$—	$—

Matthew J. Cox	75,500	54,996		60,229	190,725

W. Allen Doane	91,500	54,996		78,229	224,725

Thibault Fulconis	—	—		—	—

Gérard Gil	74,000	54,996	(4)	67,750	196,746

Jean-Milan Givadinovitch	—	—		—	—

Faye W. Kurren	21,667	40,087		46,229	107,983

J. Michael Shepherd	—	—		—	—

Allen B. Uyeda	111,000	54,996		86,229	252,225

Michel Vial	—	—		750	750

Jenai S. Wall	21,667	40,087		48,229	109,983

C. Scott Wo	15,500	33,637		42,229	91,366

(1)
Mr. Fulconis resigned from the Board on July 15, 2018, Messrs. Antiglio and Givadinovitch each resigned from the Board on August 1, 2018, Mr. Shepherd resigned from the Board on September 5, 2018 and Messrs. Gil and Vial resigned from the Board on February 12, 2019. Mses. Kurren and Wall were appointed to the First Hawaiian Board on August 1, 2018, and Mr. Wo was appointed to the First Hawaiian Board on October 24, 2018, though all three newly appointed First Hawaiian directors served on the Bank's board of directors throughout 2018.
(2)
The amounts in this column represent annual cash retainers, committee chair and committee membership fees. Any director who is an officer of the Company, and any director who was nominated by BNPP did not receive any First Hawaiian director compensation, except that Mr. Gil received fees from First Hawaiian following his retirement in 2017 from his position as an officer of BNPP. Independent directors who joined the Board after the 2018 annual meeting of stockholders received prorated cash retainers based on the portion of the term as a director to be served following appointment until the 2019 annual meeting of stockholders.
(3)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted pursuant to the First Hawaiian, Inc. 2016 Non-Employee Director Plan. Awards vest and settle one year after grant. Independent directors who joined the Board after the 2018 annual meeting of stockholders received prorated equity awards based on the portion of the term as a director to be served following appointment until the 2019 annual meeting of stockholders. Aggregate restricted stock unit awards outstanding as of December 31, 2018 are 1,944 for each of Messrs. Cox, Doane and Uyeda and 1,944, 1,189, 1,417 and 1,417 for Messrs. Gil and Wo and Mses. Kurren and Wall, respectively.
(4)
Mr. Gil forfeited his unvested restricted stock unit awards awarded in 2018 as a result of his resignation from the Board on February 12, 2019.
(5)
For each of Messrs. Cox, Doane, Gil, Uyeda and Wo, and Mses. Kurren and Wall, "All Other Compensation" reflects amounts paid to directors in respect of their service on the First Hawaiian Bank board of directors, including an annual retainer for service as a Bank director, a retainer for serving as a committee chair and per meeting attendance fees (a total of $59,000, $77,000, $67,000, $45,000, $85,000, $47,000 and $41,000 for Messrs. Cox, Doane and Gil, Ms. Kurren, Mr. Uyeda, Ms. Wall and Mr. Wo, respectively). For each of

  Messrs. Cox, Doane, Gil, Uyeda, Vial and Wo, and Mses. Kurren and Wall, "All Other Compensation" reflects a non-cash gift provided to First Hawaiian Bank directors.

Narrative Disclosure to 2018 First Hawaiian Director Compensation Table

              In connection with our IPO in 2016, we adopted a new director compensation program that provides the following compensation for non-employee members of FHI's Board:

  •
  An annual cash retainer of $40,000;

  •
  An annual equity award with a value of $55,000;

  •
  An additional annual cash retainer of $12,000 for the chair of the audit committee, $10,000 for the chairs of the Risk Committee and the Compensation Committee, and $8,000 for the chair of the corporate governance and nominating committee;

  •
  An additional annual membership fee of $12,000 for each member of the audit committee, $10,000 for each member of the Compensation Committee and/or Risk Committee, and $8,000 for each member of the corporate governance and nominating committee;

  •
  Beginning in 2018, an additional fee of $1,500 for attendance at any meeting of any other committee that may be constituted from time to time; and

  •
  An additional annual cash retainer of $15,000 for serving as our lead independent director.

              We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.

              Our Board adopted the First Hawaiian, Inc. 2016 Non Employee Director Plan effective July 22, 2016. Equity awards granted to date under this plan have been in the form of restricted stock units that vest and settle in shares of our common stock one year after the grant date, subject to continued service (or upon an earlier change in control). Awards were granted at the Board meeting immediately following the 2018 annual meeting of stockholders or, in the case of directors subsequently appointed, at the Board meeting at which they were appointed, to reflect service as a director for each director's term as director commencing upon election at the 2018 annual meeting of stockholders or subsequent appointment and expiring at the Annual Meeting. For 2018, we granted 1,944, 1,944, 1,944, 1,417, 1,944, 1,417 and 1,189 shares of our common stock underlying restricted stock units to Directors Cox, Doane, Gil, Kurren, Uyeda, Wall and Wo, respectively.

              Notwithstanding the above, any director who is an officer of the Company and any director who was nominated by BNPP does not receive any director compensation, except that Mr. Gil, commencing in 2017 with his retirement from his position as a BNPP employee, received compensation from First Hawaiian for his service as a director at the same compensation rate applicable to non-employee directors of First Hawaiian.

OUR RELATIONSHIP WITH BNPP AND CERTAIN OTHER RELATED PARTY TRANSACTIONS

              We or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as "related party transactions."

Related Party Transaction Policy

              Our Board has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

              Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

Relationship with BNPP

              Prior to the completion of our IPO in August 2016, we were an indirect wholly owned subsidiary of BNPP. From August 2016 until August 2018, we were part of BNPP's consolidated business operations. As of December 31, 2018, BNPP indirectly held approximately 18.4% of our common stock. On February 1, 2019, BNPP (through BancWest) sold all of its remaining 18.4% interest in our common stock.

              In connection with BNPP's gradual selldown of our common stock, Jean-Milan Givadinovitch, Xavier Antiglio, J. Michael Shepherd, Michel Vial and Gérard Gil, each a BNPP designee to our Board, resigned from our Board. As a result, all directors designated by BNPP have resigned from our Board.

              In connection with the IPO, we and/or the Bank entered into contractual arrangements with BNPP and/or certain of its affiliates to provide a framework for our ongoing relationship with BNPP, including a Stockholder Agreement, a Transitional Services Agreement, a Registration Rights Agreement, a License Agreement and an Insurance Agreement. In addition to the foregoing agreements, in connection with a series of transactions (the "Reorganization Transactions") that BNPP undertook in the months prior to the IPO in order to effect the IPO and comply with certain regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the U.S. intermediate holding company restructuring on April 1, 2016 and July 1, 2016, respectively, we entered into certain agreements with BNPP and its affiliates that govern our relationship following the Reorganization Transactions: a Master Reorganization Agreement; an Expense Reimbursement Agreement; a Tax Sharing Agreement; and the IHC Tax Allocation Agreement.

Agreements Related to Our IPO

              In connection with the IPO, we entered into the following agreements with BNPP and certain of its affiliates.

Stockholder Agreement

              The Stockholder Agreement governed the relationship between BNPP and us following our IPO, including matters related to our corporate governance and BNPP's right to approve certain actions we might desire to take in the future. BNPP was able to, in its sole discretion, waive any of its rights under the Stockholder Agreement at any time, including its rights to designate individuals for nomination and election to our Board and to designate individuals to serve on the committees of our Board. Following the occurrence of the Non-Control Date (as defined below), BNPP's governance, approval and consent rights, as well as certain information and access rights of the parties, under the Stockholder Agreement were terminated.

              Corporate Governance.    Until such time as BNPP ceased to directly or indirectly beneficially own at least five percent of our outstanding common stock (the "5% Date") or control the Company for purposes of the Bank Holding Company Act of 1956, as amended (the "Non-Control Date"), and unless BNPP chose to waive its rights at an earlier point in time, BNPP was entitled to designate individuals for nomination and election to our Board (each such BNPP designated director, a "BNPP Director"). The number of designees depended on the level of BNPP's beneficial ownership of our outstanding common stock and whether the Non-Control Date had occurred. On February 12, 2019, following the completion of BNPP's divestiture of its remaining interest in our common stock on February 1, 2019 and the resignation from the Board of all remaining directors nominated by BNPP, under the terms of the Stockholder Agreement, the Non-Control Date occurred. As a result, BNPP is no longer entitled to designate individuals for nomination and election to our Board under the Stockholder Agreement.

              Prior to the Non-Control Date and the 5% Date, as the case may be, BNPP was also entitled to have the BNPP Directors serve on the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Risk Committee of our Board under certain circumstances. Following the resignation of all remaining BNPP Directors in February 2019, no BNPP Directors serve on our Board or any committee thereof. The composition of these committees is more fully described under "Board of Directors, Committees and Governance—Committees of Our Board of Directors."

              Stockholder Approval Rights.    Until the 5% Date, and unless BNPP chose to waive any of its approval rights under the Stockholder Agreement before they would have otherwise terminated, we agreed that we may not (and may not permit our subsidiaries to) increase or decrease our authorized capital stock or create a new class or series of our capital stock, issue capital stock or acquire our or our subsidiaries' capital stock (subject to certain exceptions), list or delist our securities listed on a national securities exchange or form or delegate authority to any committee of our Board other than as required by applicable law without the approval of a majority of the BNPP Directors on our Board at the time of such action.

              Until the Non-Control Date, and unless BNPP chose to waive any of its approval rights under the Stockholder Agreement before they would have otherwise terminated, we agreed that we may not (and may not permit our subsidiaries to) change certain policies related to, among other things, risk appetite and asset-liability managements, enter into material written agreements or commitments with a regulatory agency, make any bankruptcy filing or petition by or with respect to us or any of our subsidiaries or declare or pay a dividend or other "capital distribution" as defined by the Federal Reserve without the approval of a majority of the BNPP Directors on our Board at the time of such action.

              Compliance Obligations.    Until the Non-Control Date, we and our subsidiaries were required to maintain and comply with the policy framework implemented and enforced by BNPP applicable to us prior to the completion of our IPO (subject to waivers of such requirements or changes indicated in writing by BNPP) to the extent necessary for BNPP to comply with its legal and regulatory obligations under applicable law. In addition, prior to such date, we agreed not to adopt or implement policies or procedures, and at BNPP's reasonable request not to take any actions, that would cause BNPP or its subsidiaries to violate applicable laws. We were also required to consult with BNPP prior to implementing or changing any risk, capital investment, asset liability management or regulatory compliance policy.

              Information Rights.    Until the Non-Control Date, we were required to continue to provide to BNPP information and data relating to our business and financial results to the extent that such information and data was required for BNPP to meet any of its legal, financial, regulatory, compliance, tax, audit (internal and external) or risk management requirements consistent with past practice or as was required for BNPP to comply with applicable law.

              The Stockholder Agreement also provided that, until the Non-Control Date, we were required to consult and coordinate with BNPP with respect to public disclosures and filings, including in connection with our quarterly and annual financial results. Among other requirements, we also, to the extent practicable, provided BNPP with a copy of any public release at least two business days prior to publication and considered in good faith incorporating any comments provided by BNPP.

              Under the Stockholder Agreement, we and BNPP continue to have mutual rights with respect to any information and access that each may require in connection with reporting and filing obligations or inquiries with governmental authorities.

              Indemnification.    Each party to the Stockholder Agreement is still required to indemnify the other for breaches of the Stockholder Agreement.

              Other Provisions.    The Stockholder Agreement also contained covenants and provisions with respect to the confidentiality of our and BNPP's information, subject to certain exceptions, including permitting our directors to share information with BNPP and its subsidiaries, and restrictions on our ability to take any actions that would cause BNPP or any of its subsidiaries to violate any applicable law or regulation. These covenants and provisions remain effective.

              As a result of BNPP's complete exit of its stake in our common stock and the occurrence of the Non-Control Date, BNPP's governance, approval and consent rights, as well as certain information and access rights of the parties, under the Stockholder Agreement have terminated.

Insurance Agreement

              The Insurance Agreement governs the obligations of BNPP and BNP Paribas USA, Inc. ("BNP Paribas USA") to procure and maintain director and officer liability insurance for us, our subsidiaries, and each of our respective directors, officers and employees (including any BNPP designated director) generally until such time as BNPP ceased to directly or indirectly beneficially own at least 50% of our outstanding common stock. After May 10, 2018, the date BNPP ceased to directly or indirectly beneficially own at least 50% of our outstanding common stock, we became responsible for procuring our own director and officer insurance to cover our directors and officers, including BNPP designated directors. Each party to the Insurance Agreement will indemnify the other for breaches of the Insurance Agreement. The Insurance Agreement continues to remain effective.

Registration Rights Agreement

              Pursuant to the Registration Rights Agreement, upon BNPP's request, we were required to use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock beneficially owned by BNPP. In February 2019, BNPP fully exited its stake of our common stock and no longer beneficially owns any shares of our common stock. Under the Registration Rights Agreement, BNPP had been able to assign its rights under the Registration Rights Agreement to any wholly owned subsidiary of BNPP that acquired from BNPP our common stock so long as such person agreed to be bound by the terms of the Registration Rights Agreement. The rights of BNPP and its permitted transferees under the Registration Rights Agreement were to remain in effect with respect to all shares covered by the agreement until those shares were sold pursuant to an effective registration statement under the Securities Act, sold pursuant to Rule 144 of the Securities Act, transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act, or were no longer outstanding.

              Registration Procedures Expenses.    BNPP was generally responsible for all registration expenses, including expenses incurred by us, in connection with the registration, offer and sale of securities under the Registration Rights Agreement. The Registration Rights Agreement set forth customary registration procedures, including an agreement by us to make our management available for road show presentations in connection with any underwritten offerings. We also agreed to indemnify BNPP and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by BNPP or any permitted transferee.

Transitional Services Agreement

              The Transitional Services Agreement that we and First Hawaiian Bank entered into with BNPP, BancWest Holding Inc. ("BancWest Holding") and Bank of the West governed the continued provision of certain services by and among the parties to the agreement. Pursuant to the terms of the agreement, the Transitional Services Agreement terminated on December 31, 2018; however, we continue to receive a limited number of services from affiliates of BNPP. We are working to replicate or replace the services that we will continue to need in the operation of our business that were provided by BNPP, BancWest Holding or Bank of the West through shared service contracts they have with various third-party service providers and that will continue to be provided for applicable transitional periods, despite the termination of the Transitional Services Agreement.

              The Transitional Services Agreement provided for the continuation of services pursuant to the following types of arrangements:

  •
  services BNPP, BancWest Holding and/or Bank of the West received pursuant to a contract with a third-party service provider, which BNPP, BancWest Holding and/or Bank of the West then provided to us on a pass-through basis;

  •
  services we and/or First Hawaiian Bank received pursuant to a contract with a third-party service provider, which we and/or First Hawaiian Bank then provided to BancWest Holding and/or Bank of the West on a pass through basis;

  •
  certain services we received directly from BancWest Holding and/or Bank of the West; and

  •
  certain services we provided to BancWest Holding and/or Bank of the West.

              The Transitional Services Agreement governed the continued provision of these types of arrangements relating to the following categories of services:

  •
  information technology services, including, without limitation, data processing, data transmission, various software applications and platforms, services related to the management and operation of both a production data center and a disaster recovery center and other related pass through services, such as network circuits;

  •
  various services that support or relate to financial transactions and budgeting, including, without limitation, access to wire transfer systems, consulting and other management and advisory services, risk management software and trading desk and trade execution software used by Bank of the West's and First Hawaiian Bank's trading desks;

  •
  human resources, such as employee insurance policies, third-party services (e.g., consulting arrangements) related to retirement and 401(k) plans, services related to deferred compensation arrangements and other administrative services;

  •
  services related to bank credit operations, including, without limitation, a commercial loan lending system (which includes an accounting system and loan boarding system), certain services related to our credit cards business and various other analytical software applications and credit-related services;

  •
  operations, including, without limitation, debit and credit card processing, ATM processing, item processing and storage and back office solutions;

  •
  support services and other services related to our and Bank of the West's online banking services;

  •
  an insurance policy currently shared by First Hawaiian, BancWest Holding, Bank of the West and First Hawaiian Bank (or some subset of these entities); and

  •
  brokerage services related to the investment services we and Bank of the West offer.

              The fees for each of the services provided under the Transitional Services Agreement were mutually agreed upon as part of the negotiation of the Transitional Services Agreement and varied on the basis of usage and other factors.

              As noted above, the Transitional Services Agreement terminated on December 31, 2018; however, we continue to receive a limited number of services from affiliates of BNPP. The services provided under the Transitional Services Agreement, other than those limited services that remain, terminated at various times specified in the agreement.

              Except for breaches of certain intellectual property, confidentiality, systems security and data protection provisions, and breaches of applicable law, in connection with provision or receipt of the services being provided or received under the Transitional Services Agreement, and losses resulting from our or First Hawaiian Bank's or any of BNPP's, BancWest Holding's or Bank of the West's fraud, gross negligence, willful misconduct or bad faith and certain indemnification responsibilities, none of First Hawaiian, First Hawaiian Bank, BNPP, BancWest Holding or Bank of the West will be liable for claims in connection with or arising out of the Transitional Services Agreement in an aggregate amount exceeding the aggregate fees paid to the liable party for services under the Transitional Services Agreement.

Agreements Related to the Reorganization Transactions

              In connection with the Reorganization Transactions, we entered into the following agreements with BNPP and certain of its affiliates.

Master Reorganization Agreement

              On April 1, 2016, we entered into a Master Reorganization Agreement with BNPP, BancWest Holding and BancWest. The Master Reorganization Agreement (i) memorialized the Reorganization Transactions, (ii) provided for the simultaneous execution or subsequent negotiation and execution of other agreements that governed certain aspects of our and First Hawaiian Bank's relationship with BNPP, BancWest Holding, BancWest and Bank of the West after the separation (including, among others, the Transitional Services Agreement, the Tax Sharing Agreement and the Expense Reimbursement Agreement) and (iii) provided for the release of claims by and indemnification rights and obligations of the parties thereto.

              Transfer of Assets and Assumption of Obligations.    The Master Reorganization Agreement identified the assets transferred to, and liabilities and obligations assumed by, BancWest Holding from First Hawaiian.

              All of First Hawaiian's assets, except those solely related to First Hawaiian Bank (including all of the shares of stock of Bank of the West), other than an amount of cash equal to approximately $72 million (which we used to pay certain state and local income taxes and certain non-tax expenses) were transferred to BancWest Holding and all of the liabilities of First Hawaiian, other than the liabilities solely related to First Hawaiian Bank, were assumed by BancWest Holding.

              Other Agreements between the Parties.    The Master Reorganization Agreement required First Hawaiian, BancWest Holding and BNPP, as applicable, to execute the Tax Sharing Agreement and to cooperate in negotiating and executing the Transitional Services Agreement, the Stockholder Agreement, the Registration Rights Agreement and the Expense Reimbursement Agreement.

              Release of Claims.    Under the terms of the Master Reorganization Agreement, we, BNPP and BancWest Holding provided for the full and complete release and discharge of all liabilities existing or arising from acts or events that occurred or failed to occur prior to April 1, 2016 between BNPP and BancWest Holding and its subsidiaries (the "BWHI Group"), on the one hand, and First Hawaiian and our subsidiaries (the "FHI Group"), on the other hand. In addition, at any time upon the reasonable request of the other, each of First Hawaiian and BancWest Holding agreed to execute and deliver such further releases as may be deemed necessary or desirable to carry out the purposes of the provisions of the Master Reorganization Agreement governing each respective party's release of claims.

              Indemnification.    The Master Reorganization Agreement requires us to indemnify BancWest Holding and the former and current directors, officers and employees of the members of the BWHI Group from all liabilities, damages, costs and expenses relating to:

  •
  the FHI Business (as defined in the Master Reorganization Agreement), whether arising prior to or after April 1, 2016;

  •
  any breach by any member of the FHI Group of the Master Reorganization Agreement or any ancillary agreement executed by one or more of the parties to the Master Reorganization Agreement in connection with the implementation of the Reorganization Transactions (each, an "Ancillary Agreement"); and

  •
  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016 to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

              Additionally, the Master Reorganization Agreement requires BancWest Holding to indemnify us and the former and current directors, officers and employees of the members of the FHI Group (the "FHI Indemnitees") from all liabilities, damages, costs and expenses relating to:

  •
  the BWHI Business (as defined in the Master Reorganization Agreement), whether arising prior to or after April 1, 2016;

  •
  any breach by any member of the BWHI Group of the Master Reorganization Agreement or any Ancillary Agreement; and

  •
  any contract to which we or any of our subsidiaries was a party, and from which both the BWHI Business and the FHI Business derived a benefit, that terminated prior to April 1, 2016, except that this indemnity obligation does not apply to the extent (but only to the extent) that the liabilities arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of First Hawaiian Bank or any of its subsidiaries.

              BNPP must also indemnify the FHI Indemnitees from and against all liabilities directly resulting from the execution and implementation of the Reorganization Transactions and the separation of BancWest into two independent bank holding companies. However, to the extent any such liability results from the negligence of any member of the BWHI Group or any former or current director, officer or employee of the members of the BWHI Group prior to or as of April 1, 2016, the related indemnification obligations will be the obligations of BancWest Holding and BancWest Holding shall indemnify as described above.

Expense Reimbursement Agreement

              Effective July 1, 2016, we entered into an Expense Reimbursement Agreement with BancWest. The Expense Reimbursement Agreement provides that BancWest will, or will cause BancWest Holding to, reimburse us for certain expenses incurred by us related to services performed for the ultimate benefit of BNPP and its subsidiaries. Such services include:

  •
  services provided by First Hawaiian Bank pursuant to the Management Services Agreement, including services related to the Federal Reserve's Comprehensive Capital Analysis and Review ("CCAR") process, BNPP's subsidiaries' implementation of and compliance with certain reporting requirements, certain compliance, treasury and risk services and the preparation of our financial statements in accordance with IFRS ("Covered Services"); and

  •
  services we and our subsidiaries perform, or will perform, pursuant to the Stockholder Agreement, including services to comply with BNPP's policy framework and to provide BNPP and its subsidiaries with certain information and access ("Other Services").

              With respect to the Covered Services, BancWest will, or will cause BancWest Holding to, reimburse reasonable expenses covered under the Management Services Agreement to the extent such expenses relate to: (i) a certain portion of salary and benefits attributable to time spent by First Hawaiian Bank employees and management on Covered Services; (ii) reliance on third parties for completion of Covered Services and (iii) travel, lodging and meal expenses related to the foregoing. With respect to the Other Services, we will only be reimbursed for reasonable expenses related to our implementation of policies, procedures, programs or systems required to comply with BNPP's policy framework to the extent such expenses relate to policies, procedures, programs or systems (x) created, adopted, developed and/or implemented after July 1, 2016 or (y) existing as of July 1, 2016, but with respect to which expenses incurred significantly exceed amounts historically incurred (in which case the excess will be reimbursed).

              The Expense Reimbursement Agreement remains in effect and may be terminated upon mutual written agreement of First Hawaiian and BancWest.

Tax Sharing Agreement

              On April 1, 2016, we entered into a Tax Sharing Agreement with BNPP and BancWest Holding. The Tax Sharing Agreement operates in conjunction with tax allocation agreements that were in existence prior to the Reorganization Transactions and allocates rights and responsibilities among First Hawaiian, BNPP and BancWest Holding for certain tax refunds and liabilities, including tax liabilities arising prior to and as a result of the Reorganization Transactions and tax return preparation and filing requirements.

              Preparation and Payment of Income Taxes Post Reorganization.    Prior to the completion of the Reorganization Transactions, BancWest was responsible for preparing and filing tax returns and ensuring the timely payment of all U.S. federal income taxes and state and local taxes for BancWest and its subsidiaries under the terms of the tax allocation agreements then in existence. Under the Tax Sharing Agreement, BancWest Holding assumed responsibility for preparing and filing tax returns and collecting, paying, receiving and refunding such income taxes on behalf of itself and First Hawaiian for all relevant tax periods. The Tax Sharing Agreement requires that we provide BancWest Holding with information and documents necessary for completing any relevant tax returns and gives us a right to review and approve items on such returns that are directly related to taxes for which First Hawaiian would be liable.

              Until the Reorganization Transactions occurred, U.S. federal income taxes were allocated among the members of a consolidated group of which BancWest was the parent corporation (and which included Bank of the West and First Hawaiian Bank as wholly owned subsidiaries of BancWest) in accordance with the relevant tax allocation agreements then in existence. The Tax Sharing Agreement provides that all U.S. federal income taxes for taxable periods ending on or prior to the Reorganization Transactions will be allocated among the BancWest consolidated entities under the relevant tax allocation agreements then in existence. Any U.S. federal income taxes of BancWest for a taxable period beginning before the Reorganization Transactions and ending after the Reorganization Transactions will be allocated on a "closing of the books" basis, which is a method of allocating income taxes owed on a pro rata basis, by assuming that the books of the BancWest consolidated entities existing prior to the Reorganization Transactions were closed at the end of April 1, 2016.

              For purposes of state and local taxes owed in various U.S. jurisdictions, members of a unitary group of corporations to which we and BancWest Holding belong under applicable state tax laws and regulations will allocate tax liabilities according to the tax allocation agreements and the IHC Tax Allocation Agreement (as defined below), as applicable, except as described below under the section entitled "—Tax Liability Arising from the Reorganization Transactions."

              Tax Liability Arising from the Reorganization Transactions.    As part of the Reorganization Transactions, First Hawaiian distributed all of BancWest Holding's shares to BNPP. The distribution of BancWest Holding was a taxable event under certain state tax laws, including California law. Under the provisions of the Tax Sharing Agreement, we are responsible for all state and local taxes resulting from or arising out of the distribution of BancWest Holding that are expected to be allocated to First Hawaiian under the tax allocation agreements. We paid state and local income taxes of approximately $95.4 million in June 2016 (which was partially offset by a federal tax reduction of approximately $33.4 million received through intercompany settlement of estimated taxes in April 2017) in connection with the Reorganization Transactions (the "Expected Taxes"). BNPP, BancWest Holding and First Hawaiian reported total tax liability in connection with the Reorganization Transactions of $92.1 million in the 2016 tax returns of various state and local jurisdictions (the "Return Taxes"). Pursuant to the Tax Sharing Agreement, First Hawaiian reimbursed BancWest Holding approximately $2.1 million since the Return Taxes were lower than the Expected Taxes. Such amount was recorded as an adjustment to surplus.

              The Tax Sharing Agreement also provides that, in the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is greater than the Return Taxes (the "Unexpected Taxes"), BancWest Holding will make a payment to First Hawaiian in the amount of such Unexpected Taxes (after taking into account any tax benefits and costs to First Hawaiian resulting from such increase in tax liability). In the event that any tax authority makes a determination under federal, state or local tax law that the tax liability of First Hawaiian arising out of the Reorganization Transactions is less than the Return Taxes (the "Unexpected Tax Reduction"), First Hawaiian will make a payment to BancWest Holding in the amount of such Unexpected Tax Reduction (after taking into account any U.S. federal income tax costs to First Hawaiian resulting from such decrease in tax liability).

              Under the Tax Sharing Agreement, no payment with respect to tax liability arising from the Reorganization Transactions will be made by either First Hawaiian or BancWest Holding, unless the aggregate amount of payments required exceeds $10,000.

              Treatment of Refunds and Other Tax Benefits ("Refunds").    Under the provisions of the Tax Sharing Agreement, if, pursuant to the tax allocation agreements, we receive any Refund with respect to (1) the taxes paid in respect of taxable periods prior to the Reorganization Transactions or (2) the Return Taxes, we will make a payment to BancWest Holding in the amount of such Refund reduced by any tax costs incurred by First Hawaiian as a result of such Refund. Our obligation to pay such Refund amounts to BancWest Holding is subject to all applicable U.S. banking laws and regulations.

              Tax Contests.    In the event of an audit, review, examination or any other administrative or judicial action involving any tax reported under the Tax Sharing Agreement ("Tax Contest"), BancWest Holding generally has the responsibility, control and discretion in handling, defending, settling or contesting such Tax Contest. The Tax Sharing Agreement requires all parties to cooperate with each other to furnish necessary information and documents and take any remedial actions to minimize the effects of any adjustment to be made as a result of such Tax Contest. To the extent that such Tax Contest could result in a tax liability that is allocated to us under the Tax Sharing Agreement, we are, at our own cost and expense, entitled to participate in such Tax Contest and BancWest Holding may not settle or compromise such Tax Contest without obtaining our prior written consent.

Tax Allocation Agreement

              In connection with the Reorganization Transactions, we and BancWest Holding each became an indirect subsidiary of BNP Paribas USA. Accordingly, we entered into an Agreement for Allocation and Settlement of Income Tax Liabilities with BNPP, BNP Paribas Fortis, BNP Paribas USA, BancWest, BancWest Holding and Bank of the West, effective as of July 1, 2016 (the "IHC Tax Allocation Agreement"), which governed the parties' respective rights and obligations in respect of federal income taxes for taxable periods ending after July 1, 2016, and state and local income taxes for taxable periods ending within or after 2016. The IHC Tax Allocation Agreement replaced all previous tax allocation and sharing agreements to which BNP Paribas USA or any of its subsidiaries, including us, may have been a party, other than the Tax Sharing Agreement. In the event of conflict between the IHC Tax Allocation Agreement and the Tax Sharing Agreement, the Tax Sharing Agreement controls, except that the allocation of state and local income taxes, other than state and local income tax liabilities arising from or in connection with the Reorganization Transactions, is governed by the IHC Tax Allocation Agreement. In addition, the IHC Tax Allocation Agreement is intended to comply with and be interpreted in accordance with federal and state regulatory tax sharing guidelines outlined in the Interagency Policy Statement dated January 2015.

              Effective February 7, 2017, First Hawaiian and its subsidiaries were no longer subject to the IHC Tax Allocation Agreement for purposes of allocating the tax liabilities for certain jurisdictions, including federal and Oregon. The IHC Tax Allocation Agreement continued to govern the relationship between BNP Paribas USA, Bank of the West and First Hawaiian for certain major state jurisdictions, including Hawaii, California and New York, until May 10, 2018, when First Hawaiian was completely separated from BNP Paribas USA and Bank of the West for tax return purposes as BNP Paribas USA's indirect ownership interest of First Hawaiian dropped below 50%. First Hawaiian has executed a First Hawaiian, Inc. and Subsidiaries Tax Allocation Agreement that governs the allocation of taxes between the First Hawaiian entities following our separation from BNP Paribas USA.

License Agreement

              We and First Hawaiian Bank entered into a License Agreement with BancWest Holding, BancWest and Bank of the West with respect to (1) models, data and related documentation for CCAR and Dodd-Frank Act Stress Tests purposes (the "Models"), (2) processes and coding for use in connection with the implementation of, and compliance with, the reporting requirements of BNP Paribas USA and BancWest (the "Reporting Processes") and (3) certain technology developed in connection with services provided under the Transitional Services Agreement (the "Services Technology"), in each case developed by the parties to the License Agreement. Under the License Agreement, each party granted each other party a perpetual, non-exclusive license to its rights in the

Models, Reporting Processes and Services Technology, it being understood that the parties must obtain any necessary third-party rights to intellectual property, data, models, materials and information included or incorporated in or with any Model, Reporting Process or Services Technology. The License Agreement continues to remain effective.

Other Transactions with BNPP

BNPP Equity Options and Stock Awards

              Certain of our named executive officers have received BNPP equity option and stock awards, as more fully described in the section entitled "Executive Compensation."

Share Repurchases with BNPP

              On May 7, 2018, the Company entered into a Share Repurchase Agreement (the "May Share Repurchase Agreement") with BNPP and BancWest, a subsidiary of BNPP that at the time owned 61.9% of the Company's outstanding common stock, pursuant to which the Company acquired from BancWest 2,968,069 shares of the Company's common stock (the "May Direct Share Repurchase"). Pursuant to the May Share Repurchase Agreement, the per share purchase price paid by the Company was $27.56, the same per share purchase price paid by the underwriters to BancWest in connection with a concurrent registered public offering of shares of the Company's common stock by BancWest. The May Direct Share Repurchase was completed on May 10, 2018 for an aggregate purchase price of approximately $81.8 million.

              On July 26, 2018, the Company entered into a Share Repurchase Agreement (the "July Share Repurchase Agreement") with BNPP and BancWest, which at the time owned 48.8% of the Company's outstanding common stock, pursuant to which the Company agreed to acquire from BancWest 1,801,801 shares of the Company's common stock (the "July Direct Share Repurchase"). Pursuant to the July Share Repurchase Agreement, the per share purchase price to be paid by the Company was $27.75, the same per share purchase price paid by the underwriter to BancWest in connection with a concurrent registered public offering of shares of the Company's common stock by BancWest. The July Direct Share Repurchase was completed on August 1, 2018 for an aggregate purchase price of approximately $50.0 million.

Other Related Party Transactions

              In the ordinary course of our business, we have engaged, and expect to continue engaging, through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the Company's common stock to file with the SEC reports concerning their ownership of, and transactions in, such common stock. Based on a review of these reports filed by the Company's officers, directors and stockholders, and on written representations from certain reporting persons, the Company believes that its officers, directors and stockholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal year 2018.

AUDIT COMMITTEE REPORT

              The Audit Committee of the Board, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ listing standards for audit committee members, has furnished the following report:

Report of the Audit Committee

              The Company's management is responsible for the Company's internal controls and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America ("GAAP"). The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

              In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

              In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm's independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

              The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

              In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company's financial statements to GAAP. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company's independent registered public accounting firm is "independent."

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

Audit Committee Members
W. Allen Doane (Chair)	Faye W. Kurren	C. Scott Wo

PRINCIPAL ACCOUNTANT FEES

              The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual consolidated financial statements at and for the fiscal years ended December 31, 2018 and 2017 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

              The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2018 and 2017 by Deloitte & Touche LLP.

	2018	2017

Audit Fees(1)	$2,197,000	$1,709,000

Audit Related Fees(2)	149,000	105,000

Tax Fees(3)	27,000	—

All Other Fees	—	—

Total	$2,373,000	$1,814,000

(1)
Consists of fees for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements, including registration statements and offerings, or for services provided in connection with statutory and regulatory filings.
(2)
Consists of fees for professional services rendered for the completion of agreed upon procedures related to consolidated financial reporting.
(3)
Consists of fees for consultations related to federal airline excise tax matters.

              The Audit Committee Charter requires the pre-approval of all fees and services to be provided by the Company's independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board, for the review and approval of such services and fees. In 2018 and 2017, all such fees and services were pre-approved by the Audit Committee in accordance with these procedures.

PROPOSAL NO. 2—RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              Deloitte & Touche LLP, independent registered public accounting firm, served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018, and the Audit Committee has appointed Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2019. The Board and the Audit Committee recommend that stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company. The Company's organizational documents do not require that stockholders ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm. However, the Board believes such ratification is a matter of good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection but may still retain Deloitte & Touche LLP. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to be available to respond to questions from stockholders.

Required Vote

              Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

              THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

PROPOSAL NO. 3—ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

              As required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives the Company's stockholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

              "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2019 proxy statement, is hereby approved."

              As described in the "Compensation Discussion and Analysis" included in this Proxy Statement, we believe that our executive compensation program is designed to support the Company's long-term success by achieving the following objectives:

  •
  Focuses on Performance:    sets appropriate, yet challenging, performance goals for the incentive plans and implements plans that motivate leadership to achieve consistent, long-term performance;

  •
  Manages Risk:    ensures that incentive plans do not encourage excessive risk-taking; and

  •
  Provides Balance:    includes incentive plan components that are quantitative and linked to stockholder return or financial results, but are balanced by key performance objectives qualitatively evaluated by the Compensation Committee.

              We urge stockholders to read the "Compensation Discussion and Analysis" and the related narrative and tabular compensation disclosure included in this Proxy Statement. The "Compensation Discussion and Analysis" provides detailed information regarding our executive compensation program and policies and procedures, as well as the compensation of our named executive officers.

Required Vote

              Adoption of an advisory resolution approving the compensation of the named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast. Abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal. While this advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee, we value the opinions of our stockholders. Accordingly, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 OTHER BUSINESS

              As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote each proxy, to the extent entitled, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

              Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by the Company's Secretary at our principal offices in Honolulu, Hawaii on or before November 26, 2019, to be eligible for inclusion in our proxy statement and proxy card relating to that meeting. In the event that we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders' proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

              In accordance with the Company's Bylaws, proposals of stockholders intended to be presented at the 2020 Annual Meeting of Stockholders (other than director nominations) must be received by the Company's Secretary no later than January 25, 2020, nor earlier than December 26, 2019, provided that if the 2020 Annual Meeting is held more than 30 days before, or 60 days after, April 24, 2020, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. Furthermore, in order for any stockholder to properly propose any business for consideration at the 2020 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the stockholder's intention to make such proposal must be furnished to the Company in accordance with, and including such information required by, the Company's Bylaws.

              The Corporate Governance and Nominating Committee considers nominees recommended by stockholders as candidates for election to the Board using the same criteria as candidates selected by the Corporate Governance and Nominating Committee discussed in the section entitled "Proposal No. 1—Election of Directors." A stockholder wishing to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Company's Secretary of his or her intention to make a nomination in accordance with the requirements contained in the Company's Bylaws. Pursuant to the Company's Bylaws, notice of director nominations to be presented at the 2020 Annual Meeting of Stockholders must be received by the Company's Secretary no later than January 25, 2020, nor earlier than December 26, 2019, provided that if the 2020 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 24, 2020, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed. If the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, notice of any stockholder nominees to serve as directors for any newly created positions resulting from the increased size may be delivered to the Company's Secretary no later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

              In addition, Section 1.13 of the Company's Bylaws (the "Proxy Access Bylaw") provides a right of proxy access, which enables stockholders, under specified conditions, to include their nominees for election as directors in the Company's proxy materials. Under the Bylaws, any stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company's outstanding shares of common stock continuously for at least three years is eligible to nominate and include in the Company's annual meeting proxy materials director nominees constituting the greater of two directors or twenty percent of the total number of directors of the Company, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. Stockholders seeking to have one or more nominees included in the Company's proxy statement for its 2020 annual meeting of stockholders must deliver the notice required by the Company's Proxy Access Bylaw. To be timely, the notice must be received at the Company's principal executive offices no later than January 25, 2020, nor earlier than December 26, 2019, provided that if the 2020 Annual Meeting of Stockholders is held more than 30 days before, or 60 days after, April 24, 2020, such notice must be given by the later of the close of business on the date 90 days prior to the meeting date or the tenth day following the date the meeting date is first publicly announced or disclosed.

DISTRIBUTION OF CERTAIN DOCUMENTS

              This Proxy Statement, our 2018 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.fhb.com.

              Our 2018 Annual Report of First Hawaiian, Inc. and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are being made available with this Proxy Statement to our stockholders. Stockholders are referred to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for financial and other information about us. Neither the 2018 Annual Report nor our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are part of this Proxy Statement. This Proxy Statement, our 2018 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on our website at http://proxy.fhb.com.

              In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

              We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.fhb.com or the SEC's website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this Proxy Statement and the 2018 Annual Report, without charge to any stockholder upon written request or verbal request to our Company's Secretary at First Hawaiian, Inc., 999 Bishop Street, Honolulu, Hawaii 96813.

By order of the Board of Directors,

Joel E. Rappoport Executive Vice President, General Counsel and Secretary

              A copy of the Company's 2018 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC are being furnished together with this Proxy Statement. Neither the Company's 2018 Annual Report nor its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 forms any part of the material for the solicitation of proxies.

Appendix A—Non-GAAP Reconciliation

NON-GAAP FINANCIAL MEASURES

Overview

              In addition to reporting our financial information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, we believe that certain non-GAAP measures provide investors with meaningful insights into the Company's on-going business performance. We believe that the presentation of these non-GAAP financial measures helps to identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. Investors should also consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Non-GAAP measures have limitations as analytical tools and investors should not consider them in isolation or as a substitute for analysis of our financial results or financial condition as reported under GAAP.

Core Net Income and Reconciliation

              We present net income on an adjusted, or "core," basis. This core measure excludes from net income, the corresponding GAAP measure, the impact of certain items that we do not believe are representative of our financial results. The table below presents a reconciliation of Core Net Income to net income:

	For the Fiscal Years Ended December 31,

	2018	2017	2016

	($ in thousands)

Net Income	$264,394	$183,682	$230,178

Gains on Sale of Securities	—	—	(4,566)

Gains on Sale of Visa Stock	—	—	(22,678)

Gains on Sale of Real Estate and Other Assets	—	(6,922)	—

OTTI Losses on Available-for-sale Debt Securities	24,085	—	—

Loss on Litigation Settlement(1)	4,125	—	—

One-Time Items(2)	2,267	5,457	6,220

Tax Cuts and Jobs Act	—	47,598	—

Tax Adjustments(3)	(8,160)	551	7,957

Total Core Adjustments	22,317	46,684	(13,067)

Core Net Income	$286,711	$230,366	$217,111

(1)
The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the anticipated settlement agreement, the Company recorded an expense of approximately $4.1 million during the year ended December 31, 2018.
(2)
One-time items for the year ended December 31, 2018 included the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016 as well as public offering related costs. One-time items for the year ended December 31, 2017 included salaries and benefits stemming from the Tax Act and public offering related costs. One-time items for the year ended December 31, 2016 included initial public offering related costs.

(3)
Represents the adjustments to net income, tax effected at the Company's effective tax rate for the respective period, exclusive of one-time Tax Act expense.

Core Return on Average Tangible Stockholders' Equity and Reconciliation

              We compute our Core Return on Average Tangible Stockholders' Equity as the ratio of core net income to average tangible stockholders' equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total common equity. The table below presents a reconciliation to the most directly comparable GAAP financial measure:

	For the Fiscal Years Ended December 31,

	2018	2017	2016

	($ in thousands)

Net Income	$264,394	$183,682	$230,178

Core Net Income	286,711	230,366	217,111

Average Total Common Equity	$2,457,771	$2,538,341	$2,568,219

Less: Average Goodwill	995,492	995,492	995,492

Average Tangible Stockholders' Equity	$1,462,279	$1,542,849	$1,572,727

Return on Average Total Stockholders' Equity	10.76%	7.24%	8.96%

Return on Average Tangible Stockholders' Equity	18.08%	11.91%	14.64%

Core Return on Average Tangible Stockholders' Equity	19.61%	14.93%	13.80%

Core Efficiency Ratio and Reconciliation

              We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. The table below presents a reconciliation to the most directly comparable GAAP financial measure:

	For the Fiscal Years Ended December 31,

	2018	2017	2016

	($ in thousands)

Noninterest Expense	$364,953	$347,554	$337,280

Loss on litigation settlement(1)	(4,125)	—	—

One-time items(2),(3)	(2,267)	(5,457)	(6,220)

Core noninterest expense	$358,561	$342,097	$331,060

Net Interest Income	$566,318	$528,804	$491,672

Core net interest income	$566,318	$528,804	$491,672

Noninterest Income	$178,993	$205,605	$226,037

Gains on sale of securities	—	—	(4,566)

Gains on sale of stock (Visa/MasterCard)	—	—	(22,678)

Gain on the sale of real estate and other assets	—	(6,922)	—

OTTI losses on available-for-sale debt securities	24,085	—	—

Core noninterest income	$203,078	$198,683	$198,793

Efficiency Ratio	48.96%	47.32%	46.99%

Core Efficiency Ratio	46.59%	47.02%	47.94%

(1)
The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the anticipated settlement agreement, the Company recorded an expense of approximately $4.1 million during the year ended December 31, 2018.
(2)
Adjustments that are not material to our financial results have not been presented for certain periods.
(3)
One-time items for the year ended December 31, 2018 included the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016 as well as public offering related costs. One-time items for the year ended December 31, 2017 included salaries and benefits stemming from the Tax Act and public offering related costs. One-time items for the year ended December 31, 2016 included initial public offering related costs.

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST HAWAIIAN, INC.

April 24, 2019

8:00 a.m., Local Time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://proxy.fhb.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20730300000000000100 7	042419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O O	Matthew J. Cox W. Allen Doane		FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Faye W. Kurren Robert S. Harrison Allen B. Uyeda	3. An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O O	Jenai S. Wall C. Scott Wo

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. This proxy also confers discretionary authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to the conduct of the Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRST HAWAIIAN, INC.

Proxy for Annual Meeting of Stockholders on April 24, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Matthew J. Cox, W. Allen Doane and Allen B. Uyeda, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of First Hawaiian, Inc., to be held on April 24, 2019 at 8:00 a.m. local time at The Bankers Club, 999 Bishop Street, 30th Floor, Honolulu, Hawaii, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST HAWAIIAN, INC.

April 24, 2019

8:00 a.m., Local Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.fhb.com
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730300000000000100 7	042419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratification of the appointment of Deloitte and Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O O	Matthew J. Cox W. Allen Doane		FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Faye W. Kurren Robert S. Harrison Allen B. Uyeda	3. An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O O	Jenai S. Wall C. Scott Wo

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. This proxy also confers discretionary authority to vote (1) with respect to the election of any person as director, where the nominee is unable to serve or for good cause will not serve and (2) on matters incident to the conduct of the Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.